===============================================================================

                                                                    EXHIBIT 10.1

                                CREDIT AGREEMENT

                                      among

                           THE COOPER COMPANIES, INC.,
                                       and
                       THE FOREIGN BORROWERS NAMED HEREIN,
                                  as Borrowers,

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN
                                   as Lenders

                                       and

                          KEYBANK NATIONAL ASSOCIATION,
                    as Lead Arranger and Administrative Agent

                                 HSBC BANK USA,
                    as Co-Lead Arranger and Syndication Agent

                             BANK OF AMERICA, N.A.,
                             as Documentation Agent

                                       and

                         UNION BANK OF CALIFORNIA, N.A.,
                             as Documentation Agent

                              ---------------------

                                   dated as of
                                   May 1, 2002

                              ---------------------


===============================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               -----
ARTICLE I. DEFINITIONS............................................................................................1
   Section 1.1.  Definitions......................................................................................1
   Section 1.2.  Accounting Terms................................................................................27
   Section 1.3.  Terms Generally.................................................................................27

ARTICLE II.  AMOUNT AND TERMS OF CREDIT..........................................................................27
   Section 2.1.  Amount and Nature of Credit.....................................................................27
   Section 2.2.  Revolving Credit................................................................................28
   Section 2.3.  Term Loans......................................................................................34
   Section 2.4.  Interest........................................................................................35
   Section 2.5.  Evidence of Indebtedness........................................................................38
   Section 2.6.  Notice of Credit Events; Funding of Loans.......................................................38
   Section 2.7.  Addition of Foreign Borrowers...................................................................40
   Section 2.8.  Payment on Notes and Other Obligations..........................................................41
   Section 2.9.  Prepayment......................................................................................42
   Section 2.10. Commitment and Other Fees; Reduction of Commitment..............................................43
   Section 2.11. Computation of Interest and Fees................................................................44
   Section 2.12. Mandatory Payment...............................................................................44
   Section 2.13. Adjustments to Revolving Credit Commitments.....................................................45

ARTICLE III. ADDITIONAL PROVISIONS RELATING TO LIBOR FIXED RATE..................................................46
   Section 3.1.  Requirements of Law.............................................................................46
   Section 3.2.  Taxes...........................................................................................47
   Section 3.3.  Funding Losses..................................................................................49
   Section 3.4.  Change of Lending Office........................................................................49
   Section 3.5.  Eurodollar Rate or Alternate Currency Rate Lending Unlawful; Inability to Determine Rate........49
   Section 3.6.  Replacement of Lenders..........................................................................50

ARTICLE IV. CONDITIONS PRECEDENT.................................................................................50
   Section 4.1.  Conditions to Each Credit Event.................................................................50
   Section 4.2.  Conditions to the First Credit Event............................................................51
   Section 4.3.  Post-Closing Conditions.........................................................................54

ARTICLE V. COVENANTS.............................................................................................55
   Section 5.1.  Insurance.......................................................................................55
   Section 5.2.  Money Obligations...............................................................................55
   Section 5.3.  Financial Statements............................................................................56
   Section 5.4.  Financial Records...............................................................................57
   Section 5.5.  Franchises......................................................................................57
   Section 5.6.  ERISA Compliance................................................................................57
   Section 5.7.  Financial Covenants.............................................................................58
   Section 5.8.  Borrowing.......................................................................................58
   Section 5.9.  Liens...........................................................................................59

                                                                                                               Page
                                                                                                               -----
   Section 5.10. Regulations U and X.............................................................................60
   Section 5.11. Investments and Loans...........................................................................60
   Section 5.12. Merger and Sale of Assets.......................................................................61
   Section 5.13. Acquisitions....................................................................................62
   Section 5.14. Notice..........................................................................................63
   Section 5.15. Environmental Compliance........................................................................63
   Section 5.16. Affiliate Transactions..........................................................................63
   Section 5.17. Use of Proceeds.................................................................................64
   Section 5.18. Capital Expenditures............................................................................64
   Section 5.19. Restricted Payments.............................................................................64
   Section 5.20. Subsidiary Guaranties and Security Documents....................................................64
   Section 5.21. Amendment of Organizational Documents...........................................................65
   Section 5.22. Restrictive Agreements..........................................................................65
   Section 5.23. Guaranty Under Material Indebtedness Agreement..................................................66
   Section 5.24. Corporate Names and Location of Collateral......................................................66

ARTICLE VI. REPRESENTATIONS AND WARRANTIES.......................................................................67
   Section 6.1.  Corporate Existence; Subsidiaries; Foreign Qualification........................................67
   Section 6.2.  Corporate Authority.............................................................................67
   Section 6.3.  Compliance with Laws............................................................................68
   Section 6.4.  Litigation and Administrative Proceedings.......................................................68
   Section 6.5.  Title to Assets.................................................................................68
   Section 6.6.  Liens and Security Interests....................................................................68
   Section 6.7.  Tax Returns.....................................................................................68
   Section 6.8.  Environmental Laws..............................................................................69
   Section 6.9.  Employee Benefits Plans.........................................................................69
   Section 6.10. Consents or Approvals...........................................................................70
   Section 6.11. Solvency........................................................................................70
   Section 6.12. Financial Statements............................................................................70
   Section 6.13. Undisclosed Liabilities.........................................................................70
   Section 6.14. Regulations.....................................................................................71
   Section 6.15. Material Agreements.............................................................................71
   Section 6.16. Intellectual Property...........................................................................71
   Section 6.17. Insurance.......................................................................................71
   Section 6.18. Accurate and Complete Statements................................................................71
   Section 6.19. Location........................................................................................71
   Section 6.20. Defaults........................................................................................72

ARTICLE VII. EVENTS OF DEFAULT...................................................................................72
   Section 7.1.  Payments........................................................................................72
   Section 7.2.  Special Covenants...............................................................................72
   Section 7.3.  Other Covenants.................................................................................72
   Section 7.4.  Representations and Warranties..................................................................72
   Section 7.5.  Cross Default...................................................................................72
   Section 7.6.  ERISA Default...................................................................................72
   Section 7.7.  Change in Control...............................................................................73
   Section 7.8.  Money Judgment..................................................................................73
   Section 7.9.  Material Adverse Change.........................................................................73

                                                                                                               Page
                                                                                                               -----
   Section 7.10. Validity of Loan Documents......................................................................73
   Section 7.11. Discontinue Business............................................................................73
   Section 7.12. Solvency........................................................................................73

ARTICLE VIII. REMEDIES UPON DEFAULT..............................................................................74
   Section 8.1.  Optional Defaults...............................................................................74
   Section 8.2.  Automatic Defaults..............................................................................74
   Section 8.3.  Letters of Credit...............................................................................74
   Section 8.4.  Offsets.........................................................................................75
   Section 8.5.  Equalization Provision..........................................................................75

ARTICLE IX. THE AGENT............................................................................................76
   Section 9.1.  Appointment and Authorization...................................................................76
   Section 9.2.  Note Holders....................................................................................76
   Section 9.3.  Consultation With Counsel.......................................................................76
   Section 9.4.  Documents.......................................................................................76
   Section 9.5.  Agent and Affiliates............................................................................77
   Section 9.6.  Knowledge of Default............................................................................77
   Section 9.7.  Action by Agent.................................................................................77
   Section 9.8.  Notices; Default................................................................................77
   Section 9.9.  Indemnification of Agent........................................................................77
   Section 9.10. Successor Agent.................................................................................77
   Section 9.11. Other Agents....................................................................................78
   Section 9.12. Collateral Agent................................................................................78

ARTICLE X. MISCELLANEOUS.........................................................................................78
   Section 10.1.  The Lenders' Independent Investigation.........................................................78
   Section 10.2.  No Waiver; Cumulative Remedies.................................................................79
   Section 10.3.  Amendments, Consents...........................................................................79
   Section 10.4.  Notices........................................................................................79
   Section 10.5.  Costs, Expenses and Taxes......................................................................80
   Section 10.6.  Indemnification................................................................................80
   Section 10.7.  Obligations Several; No Fiduciary Obligations..................................................81
   Section 10.8.  Execution in Counterparts......................................................................81
   Section 10.9.  Binding Effect; Borrower's Assignment..........................................................81
   Section 10.10. Lender Assignments.............................................................................81
   Section 10.11. Participations.................................................................................83
   Section 10.12. Severability of Provisions; Captions; Attachments..............................................84
   Section 10.13. Confidentiality................................................................................84
   Section 10.14. Entire Agreement; No Conflict..................................................................84
   Section 10.15. Governing Law; Submission to Jurisdiction......................................................85
   Section 10.16. Legal Representation of Parties................................................................85
   Section 10.17. Judgment Currency..............................................................................85
   Section 10.18. Currency Equivalent Generally..................................................................86
   Section 10.19. Jury Trial Waiver..............................................................................87

SCHEDULE 1 Lenders and Commitments...............................................................................
SCHEDULE 2 Foreign Borrowers.....................................................................................

                                                                                                               Page
                                                                                                               -----
SCHEDULE 2.1(d)(ii)(A) Funding by Bankers' Acceptances...........................................................

SCHEDULE 3 Guarantors of Payment.................................................................................

SCHEDULE 4 Foreign Borrowers.....................................................................................

SCHEDULE 5 Foreign Subsidiary Investments and Loans..............................................................

SCHEDULE 6 Landlord Agreements...................................................................................

EXHIBIT A Form of U.S. Borrower Revolving Credit Note............................................................

EXHIBIT B Form of Swing Line Note................................................................................

EXHIBIT C Form of Foreign Borrower Revolving Credit Note.........................................................

EXHIBIT D Form of U.S. Borrower Term Note........................................................................

EXHIBIT E Form of Foreign Borrower Term Note.....................................................................

EXHIBIT F Form of Notice of Loan.................................................................................

EXHIBIT G Form of Compliance Certificate.........................................................................

EXHIBIT H Form of Assumption Agreement...........................................................................

EXHIBIT I Form of Assignment and Acceptance Agreement............................................................

EXHIBIT J Form of Legal Opinion of Latham & Watkins..............................................................

                                                                    EXHIBIT 10.1

         This CREDIT AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made effective as of the 1st day of May, 2002, among:

         (a) THE COOPER COMPANIES, INC., a Delaware corporation, ("TCC");

         (b) each Foreign Borrower, as hereinafter defined (each such Foreign Borrower, together with TCC shall be referred to herein, collectively, as "Borrowers" and, individually, each a "Borrower");

         (c) the financial institutions listed on Schedule 1 hereto and each other financial institution that becomes a party hereto pursuant to Section
10.10 hereof (collectively, the "Lenders", and individually, each a "Lender");

         (d) KEYBANK NATIONAL ASSOCIATION as lead arranger and administrative agent for the Lenders under this Agreement ("Agent");

         (e) HSBC BANK USA as co-lead arranger and syndication agent for the Lenders (the "Syndication Agent");

         (f) BANK OF AMERICA, N.A. as co-documentation agent for the Lenders (the "Documentation Agent"); and

         (g) UNION BANK OF CALIFORNIA, N.A. as co-documentation agent for the Lenders (the "Documentation Agent").


                                   WITNESSETH:

         WHEREAS, Borrowers and the Lenders desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrowers upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, it is mutually agreed as follows:


                             ARTICLE I. DEFINITIONS

         Section 1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person (other than a Company), (b) the acquisition of in excess of fifty percent (50%) of the stock (or other equity interest) of any Person (other than a Company), or (c) the acquisition of another Person (other than a Company) by a merger, amalgamation or consolidation or any other combination with such Person.

         "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Lender in respect of the Applicable Debt, if such payment results in that Lender having less than its pro rata share (based upon its Applicable Commitment Percentage and, in the case of an Equalization Event pursuant to the terms of Section 8.5 hereof, based upon its Equalization Percentage, as defined in Section 8.5 hereof) of the Applicable Debt then outstanding, than was the case immediately before such payment.

         "Affiliate" shall mean any Person, directly or indirectly, controlling, controlled by or under common control with a Company and "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

         "Agent Fee Letter" shall mean the Agent Fee Letter between TCC and Agent, dated as of the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

         "Alternate Currency" shall mean (a) with respect to TCC, Euros, Canadian Dollars, Pounds Sterling, Swedish Krona, Australian Dollars, Japanese Yen or any other currency, other than Dollars, agreed to by Agent that shall be freely transferable and convertible into Dollars, and (b) with respect to any Foreign Borrower, Euros, Canadian Dollars, Pounds Sterling, Swedish Krona, Australian Dollars, Japanese Yen or any other currency agreed to by Agent that shall be freely transferable and convertible into Dollars.

         "Alternate Currency Exposure" shall mean, at any time and without duplication, the sum of the Dollar Equivalent of (a) the aggregate principal amount of Alternate Currency Loans outstanding to TCC, (b) the Letter of Credit Exposure that is denominated in one or more Alternate Currencies, (c) the Foreign Borrower Revolving Exposure (excluding Base Rate Loans and Eurodollar Loans outstanding to Foreign Borrowers), and (d) the aggregate principal amount of the FB Term Loan (excluding those portions of the Term Loan that are a Base Rate Loan or Eurodollar Loan).

         "Alternate Currency Loan" shall mean a Revolving Loan or FB Term Loan that shall be denominated in an Alternate Currency and on which the applicable Borrower shall pay interest at a rate based upon the Alternate Currency Rate (unless the applicable Borrower is Canadian Borrower, in which case Canadian Borrower shall pay to Canadian Lender an acceptance fee for accepting Bankers' Acceptances; the proceeds of such Revolving Loan actually advanced to Canadian Borrower shall be the Discount Proceeds of the Bankers' Acceptances accepted by Canadian Lender).

         "Alternate Currency Maximum Amount" shall mean the Dollar Equivalent of One Hundred Million Dollars ($100,000,000) (excluding Base Rate Loans and Eurodollar Loans outstanding to Foreign Borrowers).

         "Alternate Currency Rate" shall mean, with respect to an Alternate Currency Loan, for any Interest Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/16th of 1%) by dividing (a) the rate of interest, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such Alternate Currency Loan, as listed on British Bankers Association Interest Rate LIBOR 01 or 02 as provided by Reuters (or, if for any reason such rate is unavailable from Reuters, from any other similar company or service that provides rate quotations comparable to those currently provided by Reuters) as the rate in the London interbank market for deposits in the relevant Alternate Currency in immediately available funds with a maturity comparable to such Interest Period, provided that, in the event that such rate quotation is not available for any reason, then the Alternate Currency Rate shall be the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in the relevant Alternate Currency for the relevant Interest Period and in the amount of the Alternate Currency Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to Agent (or an affiliate of Agent, in Agent's discretion) by prime banks in any Alternate Currency market reasonably selected by Agent, determined as of 11:00 A.M. (London time) (or as soon thereafter as practicable), two Business Days prior to the beginning of the relevant Interest Period pertaining to such Alternate Currency Loan hereunder; by (b) 1.00 minus the Reserve Percentage.

         "Applicable Commitment Fee Rate" shall mean:

         (a) for the period from the Closing Date through June 30, 2002, forty
(40) basis points; and

         (b) commencing with the financial statements of TCC for the fiscal quarter ending April 30, 2002, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on July 1, 2002 and thereafter:

-------------------------------------------------------------------------------
            Leverage Ratio                     Applicable Commitment Fee Rate
-------------------------------------------------------------------------------
Greater than 2.00 to 1.00                            40.00 basis points
-------------------------------------------------------------------------------
Less than or equal to 2.00 to 1.00                   25.00 basis points
-------------------------------------------------------------------------------

After July 1, 2002, changes to the Applicable Commitment Fee Rate shall be effective on the first day of each October, January, April and July thereafter, and shall be based upon the Leverage Ratio as calculated at the end of the most recently completed fiscal quarter. With respect to any fiscal year end of TCC, if final calculations of the Leverage Ratio shall not be yet available by the date on which the change to the Applicable Commitment Fee Rate is to go into effect, then the Leverage Ratio shall be calculated based upon the internal financial statements of

TCC and the Applicable Commitment Fee Rate shall be retroactively adjusted if the final calculation shall be different from the previous calculation. The above matrix does not modify or waive, in any respect, the requirements of
Section 5.7 hereof, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof.

         "Applicable Commitment Percentage" shall mean, for each Lender, (a) with respect to any Special Foreign Commitment, the percentage, if any, set forth opposite such Lender's name, if any, under the column headed "Special Commitment Percentage" as described in Schedule 1 hereto; (b) with respect to any Revolving Credit Commitment other than any Special Foreign Commitment, the percentage, if any, set forth opposite such Lender's name under the column headed "General Revolving Credit Commitment Percentage" as described in Schedule 1 hereto; and (c) with respect to the Term Loan Commitment, the percentage, if any, set forth opposite such Lender's name under the column headed "Term Loan Commitment Percentage" as described in Schedule 1 hereto.

         "Applicable Debt" shall mean:

         (a) with respect to any Special Foreign Commitment, collectively, (i) all Indebtedness incurred by the Foreign Borrower that has such Special Foreign Commitment to the Lender that has established such Special Foreign Commitment pursuant to this Agreement and includes, without limitation, the principal of and interest on all of the Notes payable by such Foreign Borrower to such Lender, (ii) each extension, renewal or refinancing thereof in whole or in part,
(iii) the commitment fees, other fees and any prepayment fees payable hereunder in connection with such Special Foreign Commitment, and (iv) all Related Expenses incurred in connection with the foregoing;

         (b) with respect to the General Revolving Credit Commitment Amount, collectively, (i) all Indebtedness incurred by Borrowers to the Lenders that have a portion of the General Revolving Credit Commitment Amount and includes, without limitation, the principal of and interest on all of the Revolving Credit Notes payable to such Lenders in connection with the General Revolving Credit Commitment Amount and the Swing Line Note, and all obligations with respect to Letters of Credit, (ii) each extension, renewal or refinancing thereof, in whole or in part, (iii) the commitment, prepayment and other fees and amounts payable hereunder in connection with the General Revolving Credit Commitment Amount; and
(iv) all Related Expenses incurred in connection with the foregoing; and

         (c) with respect to the Term Loan Commitment, collectively, (i) all Indebtedness incurred by Borrowers to the Lenders that have a portion of the Term Loan Commitment and includes, without limitation, the principal of and interest on all of the Term Notes, (ii) each extension, renewal or refinancing thereof, in whole or in part, (iii) the prepayment and other fees and amounts payable hereunder in connection with the Term Loan Commitment, and (iv) all Related Expenses incurred in connection with the foregoing.

         "Applicable Margin" shall mean:

         (a) for the period from the Closing Date through June 30, 2002, (i) with respect to Revolving Loans, two hundred (200) basis points for LIBOR Fixed Rate Loans and fifty (50) basis points for Base Rate Loans, and (ii) with respect to the Term Loans, two hundred twenty-five (225) basis points for those portions of the Term Loan that are LIBOR Fixed Rate Loans and seventy-five (75) basis points for those portions of the Term Loan that are Base Rate Loans; and

         (b) commencing with the financial statements of TCC for the fiscal quarter ending April 30, 2002, the number of basis points (depending upon whether such Loans are LIBOR Fixed Rate Loans or Base Rate Loans) set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on July 1, 2002 and thereafter:

---------------------------------------------------------------------------------------------------------------------
                                     Applicable Basis                           Applicable Basis   Applicable Basis
                                        Points for         Applicable Basis     Points for those   Points for those
                                      Revolving Loans         Points for        Portions of the     Portions of the
                                      that are LIBOR       Revolving Loans      Term Loans that     Term Loans that
                                        Fixed Rate        that are Base Rate    are LIBOR Fixed      are Base Rate
          Leverage Ratio                   Loans                Loans              Rate Loans            Loan
---------------------------------------------------------------------------------------------------------------------
Greater than 2.50 to 1.00                   200                   50                  225                 75
---------------------------------------------------------------------------------------------------------------------
Greater than 2.00 to 1.00 but               175                   25                  200                 50
less than or equal to 2.50 to 1.00
---------------------------------------------------------------------------------------------------------------------
Greater than 1.50 to 1.00 but               150                   0                   175                 25
less than or equal to 2.00 to 1.00
---------------------------------------------------------------------------------------------------------------------
Greater than 1.00 to 1.00 but               125                   0                   150                  0
less than or equal to 1.50 to 1.00
---------------------------------------------------------------------------------------------------------------------
Less than or equal to 1.00 to 1.00          100                   0                   125                  0
---------------------------------------------------------------------------------------------------------------------

After July 1, 2002, changes to the Applicable Margin shall be effective on the first day of each October, January, April and July thereafter, and shall be based upon the Leverage Ratio as calculated at the end of the most recently completed fiscal quarter. With respect to any fiscal year end of TCC, if final calculations of the Leverage Ratio shall not be yet available by the date on which the change to the Applicable Margin is to go into effect, then the Leverage Ratio shall be calculated based upon the internal financial statements of TCC and the Applicable Margin shall be retroactively adjusted if the final calculation shall be different from the previous calculation. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof.

         "Aspect Vision Care Promissory Notes" shall mean those certain unsecured instruments dated December 2, 1997 and made between Aspect Vision Care Limited, as issuer of 8% Fixed Rate Guaranteed Loan Notes, and TCC, as the same may from time to time be amended, restated or otherwise modified, so long as such instruments shall not be increased, extended or otherwise materially amended without the prior written consent of Agent and the Required Lenders.

         "Assignment Agreement" shall mean an Assignment and Acceptance Agreement in the form of the attached Exhibit I.

         "Assumption Agreement" shall mean each Assumption Agreement executed by a Foreign Borrower after the Closing Date, in the form of the attached Exhibit H, as the same may from time to time be amended, restated or otherwise modified.

         "Bankers' Acceptance" shall mean a draft or bill of exchange in CAD drawn by Canadian Borrower and presented by Canadian Borrower to Canadian Lender for acceptance, with terms of thirty (30), sixty (60) or ninety (90) days or, if available from Canadian Lender, one hundred twenty (120), one hundred fifty
(150) or one hundred eighty (180) days.

         "Bankers' Acceptance Agreement" shall mean the agreement to be executed by Canadian Borrower and delivered to Canadian Lender, which shall provide for the terms and conditions (in addition to those contained in this Agreement) upon which Bankers' Acceptances will be accepted and purchased by Canadian Lender pursuant to this Agreement.

          "Base Rate" shall mean (a) a rate per annum equal to the greater of
(i) the Prime Rate or (ii) one-half of one percent (.50%) in excess of the Federal Funds Effective Rate; or (b) with respect to a Loan from Canadian Lender to Canadian Borrower, the Canadian Base Rate. Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.

         "Base Rate Loan" shall mean a Revolving Loan in Dollars (except, with respect to Canadian Borrower, CAD only) on which a Borrower shall pay interest at a rate based upon the Base Rate or those portions of the Term Loans that are in Dollars on which a Borrower shall pay interest at a rate based upon the Base Rate.

         "Biocompatibles Acquisition" shall mean the transaction consummated pursuant to that certain International Share Sale Agreement made on January 15, 2002 among Biocompatibles International plc, Aspect Vision Holdings Limited, and The Cooper Companies, Inc.

         "Biocompatibles Notes" shall mean, collectively, (a) that certain promissory note dated on or about February 28, 2002, made by Aspect Vision Holdings, Limited, in favor of Biocompatibles International plc, in the original principal amount of 'L'10,928,000, (b) that certain promissory note dated on or about February 28, 2002, made by TCC in favor of Biocompatibles International plc in the original principal amount of 'L'20,137,000, and (c) that certain promissory note dated on or about February 28, 2002, made by TCC in favor of Biocompatibles International plc in the original principal amount of 'L'12,471,214.18.

         "Branch of Account" means Canadian Lender's branch located at First Canadian Place, Toronto, Ontario.

          "Business Day" shall mean a day of the year on which banks are not required or authorized to close in California, New York or Cleveland, Ohio, and, if the applicable Business Day shall relate to any Eurodollar Loan, a day of the year on which dealings in deposits are carried on in the London interbank eurodollar market, and, if the applicable Business Day relates to any Alternate Currency, a day of the year on which dealings in deposits are carried on in the relevant Alternate Currency market.

         "CAD" shall mean Canadian Dollars.

         "CAD Equivalent" shall mean, with reference to the amount of Dollars on any date of determination, the amount denominated in CAD, as of such date of determination, that could be purchased with such amount of Dollars at the most favorable spot exchange rate quoted by Agent at approximately 11:00 A.M. (Cleveland, Ohio time) on such date.

         "Canadian Base Rate" shall mean the per annum interest rate established from time to time by Canadian Lender as Canadian Lender's "prime rate" or similar index, whether or not such rate is publicly announced, applicable to commercial loans made by Canadian Lender in Canada in CAD; provided that the Canadian Base Rate may not be the lowest interest rate charged by Canadian Lender for such commercial loans. Each change in the Canadian Base Rate shall be effective immediately from and after such change.

         "Canadian Borrower" shall mean CooperVision Canada Corp.

         "Canadian Commitment" shall mean the commitment of Canadian Lender to make Revolving Loans to Canadian Borrower up to the maximum aggregate amount at any time outstanding of the CAD Equivalent of Three Million Dollars ($3,000,000).

         "Canadian Credit Party" shall mean a Credit Party organized or incorporated and existing under the federal or provincial laws of Canada.

         "Canadian Exposure" shall mean the Dollar Equivalent of the aggregate principal amount of Revolving Loans to Canadian Borrower.

         "Canadian Lender" shall mean Bank of Montreal, or any other assignee permitted under Section 10.10 hereof, so long as such assignee shall not be a non-resident of Canada or not be deemed to be a non-resident of Canada under the Income Tax Act (Canada) as the same may from time to time be in effect, or as otherwise agreed to by Agent and TCC.

         "Capital Distribution" shall mean a payment made, liability incurred or other consideration given by TCC to any Person, or by any Company to any Person that is not a Company, for the purchase, acquisition, redemption, repurchase or retirement of any capital stock or other equity interest of such Company or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of such Company) in respect of such Company's capital stock or other equity interest.

         "Capitalization Ratio" shall mean, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated Funded Indebtedness to (b) Consolidated Total Capitalization.

         "Cash Equivalent" shall mean (a) a security that is the direct obligation of the United States of America (including obligations guaranteed by the United States of America), any member state of the European Union or any other sovereign nation, which at the time of acquisition thereof, was not targeted for sanctions by the Office of Foreign Assets Control of the United States Department of the Treasury so long as the full faith of and credit of such nation is pledged in support thereof; (b) time deposits, certificates of deposit, bankers acceptances or other bank instruments issued by any Lender or any other domestic or foreign commercial bank or United States branch of a foreign bank licensed under the laws of the United States or a State thereof having (i) capital and surplus in excess of Two Hundred Fifty Million Dollars ($250,000,000) and (ii) a Keefe Bank Watch Rating of "B" or better or, with respect to any investment or deposit in a foreign bank in excess of One Million Dollars ($1,000,000), an equivalent rating from a comparable foreign rating agency (each an "Approved Depository"); (c) commercial paper or securities that at the time of investment therein shall have been assigned one of the two highest quality ratings in accordance with the rating systems employed by any of Moody's or Standard & Poor's or any equivalent foreign rating agency; (d) fully collateralized repurchase obligations entered into with any Lender or Approved Depository, having a term of not more than ninety (90) days and covering securities of the type describe in subpart (a) above; or (e) investments in funds of any Societe d'Investissement a Capital Variable maintained by an Approved Depository that invest primarily in cash and cash equivalents.

         "Change in Control" shall mean (a) the acquisition of ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any Person or group (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as then in effect), of shares representing more than twenty-five percent (25%) of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of TCC; or
(b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of TCC by Persons who were neither (i) nominated by the board of directors of TCC nor (ii) appointed by directors so nominated.

         "CL-Tinters Oy" shall mean CL-Tinters Oy, a Finland corporation.

         "Closing Date" shall mean the effective date of this Agreement as set forth in the first paragraph of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

         "Collateral Agent" shall mean Agent acting as Collateral Agent for the Lenders (and any other creditors agreed to in writing by Agent and the Lenders) pursuant to the Security Documents.

         "Commitment" shall mean the obligation hereunder of the Lenders, during the Commitment Period, to make USB Revolving Loans and FB Revolving Loans, and to participate in the issuance of Letters of Credit and Swing Loans, pursuant to the Revolving Credit Commitments, and to make the USB Term Loan and the FB Term Loan pursuant to the Term Loan Commitment, up to the Total Commitment Amount.

         "Commitment Period" shall mean the period from the Closing Date through April 30, 2005, or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

         "Companies" shall mean all Borrowers and all Subsidiaries.

         "Company" shall mean a Borrower or a Subsidiary.

         "Compliance Certificate" shall mean a certificate, substantially in the form of the attached Exhibit G.

         "Confidential Information" shall mean all confidential or proprietary information about the Companies that has been furnished by any Company to Agent or any Lender, whether furnished before or after the Closing Date and regardless of the manner in which it is furnished, but does not include any such information that (a) is or becomes generally available to the public other than as a result of a disclosure by Agent or such Lender not permitted by this Agreement, (b) was available to Agent or such Lender on a nonconfidential basis prior to its disclosure to Agent or such Lender or (c) becomes available to Agent or such Lender on a nonconfidential basis from a Person other than any Company that is not, to the best of Agent's or such Lender's knowledge, acting in violation of a confidentiality agreement with a Company or is not otherwise prohibited from disclosing the information to Agent or such Lender.

         "Consideration" shall mean, in connection with an Acquisition, the aggregate consideration paid, including borrowed funds, cash, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees or fees for a covenant not to compete and any other consideration paid for the purchase.

         "Consolidated" shall mean the resultant consolidation of the financial statements of TCC and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.13 hereof.

         "Consolidated Capital Expenditures" shall mean, for any period, the amount of capital expenditures of TCC, as determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated Depreciation and Amortization Charges" shall mean, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill amortization and write-off) of TCC for such period, as determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated EBITDA" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings for such period plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) Consolidated Interest Expense, (b) Consolidated Income Tax Expense, and (c) Consolidated Depreciation and Amortization Charges.

         "Consolidated Fixed Charges" shall mean, for any period, with respect to TCC, on a Consolidated basis and in accordance with GAAP, without duplication, the aggregate of (a) Consolidated Interest Expense (including, without limitation, the "imputed interest" portion of capital leases, synthetic leases and asset securitizations, if any), (b) Consolidated Income Tax Expense paid, (c) scheduled principal payments on Consolidated Funded Indebtedness due in the twelve (12) months preceding the measurement date (other than optional prepayments of the Revolving Credit Notes and all principal payments made under the Aspect Vision Care Promissory Notes or the Biocompatibles Notes), (d) cash dividends, return of capital or other cash distributions paid in respect of common stock, (e) Consolidated Capital Expenditures that are not financed by term loans or capital leases with initial maturities in excess of three hundred sixty-five (365) days, (f) amounts, if any, paid to settle disputes to the extent such amounts are not expensed in the calculation of Consolidated EBITDA, and (g) amounts, if any, paid on any deferred purchase price of capital assets to the extent such amounts are not expensed in the calculation of Consolidated EBITDA.

         "Consolidated Funded Indebtedness" shall mean, for any period, Funded Indebtedness of TCC for such period, as determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated Income Tax Expense" shall mean, for any period, all provisions for taxes based on the gross or net income of TCC (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), and all franchise taxes of TCC, as determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated Interest Expense" shall mean, for any period, the interest expense of TCC for such period, as determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated Net Earnings" shall mean, for any period, the net income
(loss) of TCC for such period, as determined on a Consolidated basis and in accordance with GAAP, but excluding (a) extraordinary gains and losses, (b) earnings, gains and losses resulting from any write-up or write-down of assets other than in the ordinary course of business, and (c) the cumulative effect of a change in accounting principles.

         "Consolidated Net Worth" shall mean, at any date, the stockholders' equity of TCC, determined as of such date on a Consolidated basis and in accordance with GAAP.

         "Consolidated Proforma EBITDA" shall mean, for any period, Consolidated EBITDA for such period plus the proforma EBITDA from the acquisition of the eye care business of Biocompatibles International plc minus the proforma EBITDA from any disposition permitted under Section 5.12 hereof and made during such period, with such proforma adjustments to be (a) made as if the acquisition or disposition occurred on the first day of such period, (b) supported by such financial information as is satisfactory to Agent, and (c) made only if agreed to in writing by Agent.

         "Consolidated Total Capitalization" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated Net Worth plus Consolidated Funded Indebtedness.

         "Controlled Group" shall mean TCC or a Domestic Guarantor of Payment, and each Person required to be aggregated with TCC or such Domestic Guarantor of Payment under Code Sections 414(b), (c), (m) or (o).

         "Credit Event" shall mean the making by the Lenders of a Loan, the conversion by the Lenders of a Eurodollar Loan, the continuation by the Lenders of a Eurodollar Loan, the making by the Swing Line Lender of a Swing Loan, or the issuance by the Fronting Lender of a Letter of Credit.

         "Credit Party" shall mean each Borrower, Subsidiary or Affiliate that, in each case, is a party to any Loan Document.

         "Debt" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, including, without limitation, Related Expenses, owing by any Borrower or Guarantor of Payment to Agent or any Lender pursuant to the terms of this Agreement or any other Loan Document.

         "Default" shall mean an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default and that has not been waived by the Required Lenders in writing.

         "Default Rate" shall mean (a) with respect to any Loan, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto, and (b) with respect to any other amount, if no rate is specified or available, a rate per annum equal to two percent (2%) in excess of the Base Rate from time to time in effect.

         "Delayed Delivery Fee" shall mean that term as defined in Section 2.10(c) of this Agreement.

         "Depreciation and Amortization Charges" shall mean, for any period, in accordance with GAAP, the aggregate of all such charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill amortization and write-off) of a Person for such period.

         "Derived Base Rate" shall mean a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) plus the Base Rate.

         "Derived LIBOR Fixed Rate" shall mean (a) with respect to a Eurodollar Loan, a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) plus the Eurodollar Rate, and (b) with respect to an Alternate Currency Loan, a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) plus the Alternate Currency Rate applicable to the relevant Alternate Currency.

         "Derived Swing Loan Rate" shall mean a rate per annum equal to the Derived Base Rate.

         "Discount Proceeds" shall mean, with respect to each Bankers' Acceptance, an amount (rounded to the nearest full cent) calculated on the applicable date of the Alternate Currency Loan which is equal to the face amount of such Bankers' Acceptance divided by the sum of one plus the product of (a) the Discount Rate applicable thereto multiplied by (b) a fraction, the numerator or which is the term of such Bankers' Acceptance and the denominator of which is three hundred sixty-five (365).

         "Discount Rate" shall mean, with respect to each Bankers' Acceptance to be purchased by Canadian Lender on any date of an Alternate Currency Loan to be made by Canadian Lender to Canadian Borrower, the rate existing as of 11:00 A.M. (Eastern time) on such date as the discount rate of interest at which Canadian Lender is then offering to purchase bankers' acceptances accepted by it having a comparable aggregate face amount and identical maturity date to the aggregate face amount and maturity date of such Bankers' Acceptances.

          "Dollar" or the sign $ shall mean lawful money of the United States of America.

         "Dollar Equivalent" shall mean (a) with respect to an Alternate Currency Loan, the Dollar equivalent of the amount of such Alternate Currency Loan, determined by Agent on the basis of its spot rate at approximately 11:00 A.M. London time on the date two Business Days before the date of such Alternate Currency Loan, for the purchase of the relevant Alternate Currency with Dollars for delivery on the date of such Alternate Currency Loan, and (b) with respect to any other amount, if such amount is denominated in Dollars, then such amount in Dollars and, otherwise the Dollar equivalent of such amount, determined by Agent on the basis of its spot rate at approximately 11:00 A.M. London time on the date for which the Dollar equivalent amount of such amount is being determined, for the purchase of the relevant Alternate Currency with Dollars for delivery on such date; provided, however, that, in calculating the Dollar Equivalent for purposes of determining (i) any Borrower's obligation to prepay Loans pursuant to Section 2.12 hereof, or (ii) any Borrower's ability to request additional Loans pursuant to the Commitment, Agent may, in its discretion, on any Business Day selected by Agent (prior to payment in full of the Debt), calculate the Dollar Equivalent of each such Loan. Agent shall notify TCC of the Dollar Equivalent of such Alternate Currency Loan, or any other amount, at the time that such Dollar Equivalent shall have been determined.

         "Domestic Guarantor of Payment" shall mean each of the Companies designated a "Domestic Guarantor of Payment" on Schedule 3 hereto, each of which is executing and delivering a Guaranty of Payment, and any other Domestic Subsidiary that shall deliver a Guaranty of Payment to Agent subsequent to the Closing Date.

         "Domestic Subsidiary" shall mean a Subsidiary that is not a Foreign Subsidiary.

         "Dormant Company" shall mean a Non-Credit Party that has aggregate assets of less than Ten Thousand Dollars ($10,000) and no direct or indirect Subsidiaries with aggregate assets of more than Ten Thousand Dollars ($10,000).

         "EBITDA" shall mean, for any period, in accordance with GAAP, Net Earnings for such period, plus the aggregate amounts deducted in determining such Net Earnings in respect of (a) income taxes, (b) interest expense, and (c) Depreciation and Amortization Charges.

         "Environmental Laws" shall mean all applicable provisions of law, statutes, ordinances, rules, regulations, orders-in-council, codes, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or any foreign jurisdiction, or by any court having jurisdiction, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

         "Equalization Event" shall mean the earlier of (a) the occurrence of an Event of Default under Section 7.12 hereof, or (b) the acceleration of the maturity of the Debt after the occurrence of an Event of Default.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

         "ERISA Event" shall mean, as to TCC or any Domestic Guarantor of Payment, (a) the existence of a condition or event with respect to an ERISA Plan that presents a risk of the imposition of an excise tax or of the imposition of a Lien on the assets of such Company; (b) the engagement by such Company in a non-exempt "prohibited transaction" (as defined under ERISA Section 406 or Code
Section 4975) or a breach of a fiduciary duty under ERISA that could result in liability to such Company; (c) the application by a Controlled Group member for a waiver from the minimum funding requirements of Code Section 412 or ERISA
Section 302 or such Company is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) the occurrence of a Reportable Event with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) the withdrawal by a Controlled Group member from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) the involvement of, or occurrence or existence of any event or condition that makes likely the involvement of, a Multiemployer Plan in any reorganization under ERISA Section 4241; (g) the failure of an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 to be so qualified or the failure of any "cash or deferred arrangement" under any such ERISA Plan to meet the requirements of Code Section 401(k); (h) the taking by the PBGC of any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or the taking by a Controlled Group member of any steps to terminate a Pension Plan; (i) the failure by a Controlled Group member to satisfy any requirements of law applicable to an ERISA Plan; (j) the commencement, existence or threatening of a claim, action, suit, audit or investigation with respect to an ERISA Plan, other than a routine claim for benefits; or (k) any occurrence by or any expectation of the incurrence by a Controlled Group member of any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA
Section 601, et. seq. or Code Section 4980B.

         "ERISA Plan" shall mean an "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to, or has an obligation to contribute to, such plan.

         "Eurocurrency Liabilities" shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Eurodollar Loan" shall mean a Revolving Loan or a portion of a Term Loan in Dollars and on which a Borrower shall pay interest at a rate based upon the Eurodollar Rate.

         "Eurodollar Rate" shall mean, with respect to a Eurodollar Loan, for any Interest Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/16th of 1%) by dividing (a) the per annum rate of interest, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Loan, as provided by Reuters (or, if for any reason such rate is unavailable from Reuters, from any other similar company or service that provides rate quotations comparable to those currently provided by Reuters) as the rate in the London interbank market for Dollar deposits in immediately available funds with a maturity comparable to such Interest Period, provided that, in the event that such rate quotation is not available for any reason, then the Eurodollar Rate shall be the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in Dollars for the relevant Interest Period and in the amount of the Eurodollar Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to Agent (or an affiliate of Agent, in Agent's discretion) by prime banks in any Eurodollar market reasonably selected by Agent, determined as of 11:00 A.M. (London time) (or as soon thereafter as practicable), two Business Days prior to the beginning of the relevant Interest Period pertaining to such Eurodollar Loan hereunder; by (b) 1.00 minus the Reserve Percentage.

         "Event of Default" shall mean an event or condition that shall constitute an event of default as defined in Article VII hereof.

         "Excluded Taxes" shall mean net income taxes (and franchise taxes imposed in lieu of net income taxes) imposed on Agent or any Lender by the Governmental Authority located in the jurisdiction of Agent or such Lender is organized (other than any such connection arising solely from Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document).

         "FB Revolving Loan" shall mean a Base Rate Loan, a Eurodollar Loan or an Alternate Currency Loan made to a Foreign Borrower pursuant to Section 2.2(d) hereof.

         "FB Term Loan" shall mean the loan made to UK Term Borrower pursuant to
Section 2.3(b) hereof, in to original principal amount of the Dollar Equivalent of Twenty-Five Million Dollars ($25,000,000).

         "Federal Funds Effective Rate" shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the Closing Date.

         "Financial Officer" shall mean the chief financial officer, treasurer or corporate controller. Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to the chief financial officer, treasurer or corporate controller of TCC.

         "Fixed Charge Coverage Ratio" shall mean, for the most recently completed four fiscal quarters of TCC, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated EBITDA to (b) Consolidated Fixed Charges.

         "Foreign Affiliate" shall mean, with respect to a Foreign Borrower, a parent Company, sister Company or Subsidiary of such Foreign Borrower that is incorporated or organized in the same country as such Foreign Borrower.

         "Foreign Borrower" shall mean each of the Foreign Subsidiaries of TCC set forth on Schedule 2 hereto, together with any other Wholly-Owned Subsidiary of TCC that shall also be a Foreign Subsidiary of TCC that, on or after the Closing Date, shall have satisfied, in the opinion of Agent, the requirements of
Section 2.7 hereof.

         "Foreign Borrower Maximum Revolving Amount" shall mean (a) prior to the Provision Compliance Date, the Dollar Equivalent of Thirty-One Million Dollars ($31,000,000), and (b) on and after the Provision Compliance Date, the Dollar Equivalent of Seventy-Five Million Dollars ($75,000,000).

         "Foreign Borrower Revolving Credit Note" shall mean a Foreign Borrower Revolving Credit Note, in the form of the attached Exhibit C, executed and delivered by a Foreign Borrower to a Lender pursuant to Section 2.5(c) hereof.

         "Foreign Borrower Revolving Exposure" shall mean the Dollar Equivalent of the aggregate principal amount of FB Revolving Loans outstanding at any time to Foreign Borrowers.

         "Foreign Borrower Term Note" shall mean a Foreign Borrower Term Note, in the form of the attached Exhibit E, executed and delivered by UK Term Borrower to each Lender pursuant to Section 2.5(e) hereof.

         "Foreign Guarantor of Payment" shall mean each of the Companies designated a "Foreign Guarantor of Payment" on Schedule 3 hereto each of which is executing and delivering a Guaranty of Payment, and any other Foreign Affiliate that shall execute and deliver a Guaranty of Payment to Agent subsequent to the Closing Date.

         "Foreign Subsidiary" shall mean a Subsidiary that is organized outside of the United States.

         "Fronting Lender" shall mean, as to any Letter of Credit transaction hereunder, KeyBank National Association, as the issuer of such Letter of Credit, or such other Lender (or affiliate or subsidiary thereof) as determined by Agent, as shall agree to issue the Letter of Credit in its own name, but on behalf of the Lenders hereunder, and as approved by TCC or the account party.

         "Funded Indebtedness" shall mean, without duplication, the sum of (a) all Indebtedness for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) obligations created under any conditional sale or other title retention agreements, (d) capitalized lease, synthetic lease and asset securitization obligations, (e) outstanding reimbursement obligations with respect to standby letters of credit, (f) guaranties of the obligations described in subparts (a) through (e) hereof, and (g) all of the obligations described in subparts (a) through (f) hereof of a Person that is not a Company that is secured by a Lien upon property of a Company.

         "GAAP" shall mean accounting principles generally accepted in the United States of America as then in effect, applied on a basis consistent with the past accounting practices and procedures of TCC.

         "General Revolving Credit Commitment Amount" shall mean that portion of the Revolving Credit Commitments held by Lenders other than the Special Foreign Lenders, as set forth in Schedule 1 hereto.

         "Governmental Authority" shall mean any nation or government, any state, province or territory or other political subdivision thereof, any governmental agency, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

         "Guarantor" shall mean a Person that shall have pledged its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that shall have agreed conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

         "Guarantor of Payment" shall mean a Domestic Guarantor of Payment or Foreign Guarantor of Payment.

         "Guaranty of Payment" shall mean (a) with respect to TCC, the Parent Guaranty of Payment, and (b) with respect to any other Credit Party, each Guaranty of Payment of Debt executed and delivered on or after the Closing Date in connection herewith by the Guarantors of Payment, as the same may from time to time be amended, restated or otherwise modified.

         "Hedge Agreement" shall mean any (a) hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by a Borrower with any Person in connection with any Indebtedness of such Borrower, or (b) currency swap agreement, forward currency purchase agreement or similar arrangement or agreement designed to protect against fluctuations in currency exchange rates entered into by a Borrower.

         "Indebtedness" shall mean, for any Company (excluding in all cases trade payables payable in the ordinary course of business by such Company), without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets which are due more than ninety (90) days from the date of the incurrence of the obligation in respect thereof, (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit, bankers' acceptance, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (e) all synthetic leases,
(f) all lease obligations that have been or should be capitalized on the books of such Company in accordance with GAAP, (g) all obligations of such Company with respect to asset securitization financing programs to the extent that there is recourse against such Company or such Company is liable (contingent or otherwise) under any such program, (h) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, and (i) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements.

         "Intellectual Property Collateral Assignment Agreement" shall mean each Intellectual Property Collateral Assignment Agreement, executed and delivered by TCC and each Domestic Guarantor of Payment in favor of Collateral Agent, for the benefit of Agent, Collateral Agent and the Lenders dated as of the Closing Date, and any other Intellectual Property Collateral Assignment Agreement executed on or after the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

         "Interest Adjustment Date" shall mean the last day of each Interest Period.

         "Interest Period" shall mean, with respect to any LIBOR Fixed Rate Loan, the period commencing on the date such LIBOR Fixed Rate Loan is made and ending on the last day of such period, as selected by TCC (or the appropriate Foreign Borrower) pursuant to the provisions hereof, and, thereafter (unless, with respect to a Eurodollar Loan, such LIBOR Fixed Rate Loan is converted to a Base Rate Loan), each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by TCC (or the appropriate Foreign Borrower) pursuant to the provisions hereof. The duration of each Interest Period for any LIBOR Fixed Rate Loan shall be one month, two months, three months, or six months, in each case as TCC (or the appropriate Foreign Borrower) may select upon notice, as set forth in Section 2.6 hereof; provided that (a) if TCC (or the appropriate Foreign Borrower) shall fail to so select the duration of any Interest Period for a Eurodollar Loan at least two Business Days prior to the Interest Adjustment Date applicable to such Eurodollar Loan, such Borrower shall be deemed to have converted such Eurodollar Loan to a Base Rate Loan at the end of the then current Interest Period; and (b) each Alternate Currency Loan must be repaid on the last day of the Interest Period applicable thereto.

         "IRB" shall mean the Industrial Revenue Bond issued by the County of Monroe Industrial Development Agency to finance the cost of plant expansion, building improvements and the purchase of equipment of CooperVision Inc.'s Scottsville, New York facility, and the letter of credit, reimbursement agreement and other documents executed in connection therewith.

         "Italian Subsidiary" shall mean Cooper Vision Italila srl, an Italy corporation and any other Subsidiary organized or incorporated in Italy.

         "Landlord's Agreement" shall mean a landlord's waiver or mortgagee's waiver, each in form and substance reasonably satisfactory to Agent, delivered by a Company in connection with this Agreement, as the same may from time to time be amended, restated or otherwise modified.

         "Lender Credit Exposure" shall mean, for any Lender, at any time, the sum of (a) such Lender's pro rata share of the Revolving Credit Exposure (exclusive of any Special Foreign Commitment) and the Term Loan Exposure, and
(b) the Dollar Equivalent of the aggregate principal amount of the Revolving Loans outstanding pursuant to any Special Foreign Commitment of such Lender.

         "Letter of Credit" shall mean any commercial documentary letter of credit or standby letter of credit that shall be issued by the Fronting Lender for the account of TCC or a Domestic Guarantor of Payment, including amendments thereto, if any, and shall have an expiration date no later than the earlier of
(a) one year after its date of issuance or (b) three Business Days prior to the last day of the Commitment Period.

         "Letter of Credit Commitment" shall mean the Commitment of the Fronting Lender, on behalf of the Lenders, to issue Letters of Credit in an aggregate face amount of up to the Dollar Equivalent of Twenty Million Dollars ($20,000,000).

         "Letter of Credit Exposure" shall mean the sum of the Dollar Equivalent of (a) the aggregate undrawn face amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that shall not have been reimbursed by TCC or converted to a USB Revolving Loan pursuant to Section 2.2(b)(5) hereof.

         "Leverage Ratio" shall mean, for the most recently completed four fiscal quarters of TCC, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated Funded Indebtedness to (b) Consolidated Proforma EBITDA.

         "LIBOR Fixed Rate Loan" shall mean a Eurodollar Loan or an Alternate Currency Loan.

         "Lien" shall mean any mortgage, security interest, lien (statutory or other), charge, encumbrance on (excluding any zoning restriction), pledge or deposit of, or conditional sale, leasing (intended as security), sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

         "Loan" shall mean a Revolving Loan, Term Loan or Swing Loan granted to a Borrower by the Lenders in accordance with Section 2.2 or 2.3 hereof.

         "Loan Documents" shall mean, collectively, this Agreement, each Note, each Guaranty of Payment, all documentation relating to each Letter of Credit, each Security Document, each Bankers' Acceptance, the Bankers Acceptance Agreement and the Agent Fee Letter, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of TCC and its Subsidiaries taken as a whole, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of Agent or the Lenders hereunder or thereunder.

         "Material Indebtedness Agreement" shall mean any debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement (other than a Hedge Agreement) evidencing any Indebtedness of any Company in excess of the aggregate amount of Eight Million Dollars ($8,000,000).

         "Maximum Amount" shall mean, for each Lender, the amount set forth opposite such Lender's name under the column headed "Maximum Amount" as set forth on Schedule 1 hereto, subject to decreases determined pursuant to Section 2.10(e) hereof and assignments of interests pursuant to Section 10.10 hereof; provided, however, that the Maximum Amount for the Swing Line Lender shall exclude the Swing Loan Commitment.

         "Maximum Revolving Amount" shall mean, for each Lender, the aggregate of the General Revolving Credit Commitment Amount and any Special Foreign Commitment Amount of such Lender as set forth on Schedule 1 hereto, subject to decreases determined pursuant to Section 2.10(e) hereof and assignments of interests pursuant to Section 10.10 hereof; provided, however, that the Maximum Revolving Amount for the Swing Line Lender shall exclude the Swing Loan Commitment.

         "Moody's" shall mean Moody's Investors Service, Inc., or any successor to such company.

         "Multiemployer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

         "National Westminster Bank Plc Notes" shall mean the three secured notes payable by Aspect Vision Care Limited to the National Westminster Bank Plc in the aggregate principal amount outstanding, as of March 31, 2002, of Eight Hundred Fifty-Four Thousand Four Hundred Eleven Pounds Sterling ('L'854,411).

         "Net Earnings" shall mean, for any period, the net income (loss) for such period, determined in accordance with GAAP.

         "Non-Credit Party" shall mean a Company that is not a Credit Party.

         "Non-Credit Party Exposure" shall mean the aggregate amount, after the Closing Date, of loans by a Company to, investments by a Company in, guaranties by a Company of Indebtedness of, and Letters of Credit issued to or for the benefit of, a Foreign Subsidiary that is a Non-Credit Party.

         "Note" shall mean each Revolving Credit Note, Swing Line Note or Term Note, or any other note delivered pursuant to this Agreement.

         "Notice of Loan" shall mean a Notice of Loan in the form of the attached Exhibit F.

         "Organizational Documents" shall mean, with respect to any Person (other than an individual), such Person's Articles (Certificate) of Incorporation, or equivalent formation documents, and Bylaws, or equivalent governing documents, and any amendments to any of the foregoing.

         "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, goods and services taxes, harmonized sales taxes and other sales taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

         "Parent Guaranty of Payment" shall mean a Guaranty of Payment, in form and substance satisfactory to Agent and the Lenders, executed and delivered by TCC with respect to the obligations of the Foreign Borrowers, as the same may from time to time be amended, restated or otherwise modified.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or its successor.

         "Pension Plan" shall mean an ERISA Plan that is a "pension plan" (within the meaning of ERISA Section 3(2)).

         "Permitted Foreign Subsidiary Loans and Investments" shall mean:

         (a) the investments by TCC or a Domestic Subsidiary in a Foreign Subsidiary, existing as of the Closing Date and set forth on Schedule 5 hereto;

         (b) the loans by TCC or a Domestic Subsidiary to a Foreign Subsidiary, in such amounts existing as of the Closing Date and set forth on Schedule 5 hereto;

         (c) any investment by a Foreign Subsidiary in, or loan from a Foreign Subsidiary to, or guaranty from a Foreign Subsidiary issued to, a Foreign Subsidiary that is a Credit Party;

         (d) any Non-Credit Party Exposure with respect to a Foreign Subsidiary, not otherwise permitted under this definition, up to the aggregate amount of Two Million Dollars ($2,000,000) for such Foreign Subsidiary so long as the Non-Credit Party Exposure to all Foreign Subsidiaries incurred pursuant to this subpart (d) does not exceed the aggregate amount of Ten Million Dollars ($10,000,000) at any time outstanding;

         (e) any trade payable owing to a Company created in the ordinary course of business, that is payable by a Foreign Subsidiary and paid within ninety (90) days after the creation of such trade payable; and

         (f) any investment by a Foreign Subsidiary that is not a Credit Party in, or loan by a Foreign Subsidiary that is not a Credit Party to, a Foreign Subsidiary.

         "Permitted Investment" shall mean an investment of a Company in the stock or other debt or equity instruments of a Person (other than a Person that, after giving effect to such investment, would be a Company), so long as the aggregate amount of all such investments of all Companies does not exceed, at any time, an aggregate amount equal to Fifteen Million Dollars ($15,000,000).

         "Permitted Liens" shall mean any of the following: (a) any Lien granted to Agent or Collateral Agent securing Indebtedness incurred to Agent and the Lenders in connection with this Agreement; (b) Liens for taxes, assessments or other governmental charges incurred in the ordinary course of business and (i) for which no interest, late charge or penalty is attaching or being charged or
(ii) that are being contested in good faith by appropriate proceedings diligently pursued and, if required by GAAP, for which adequate provisions have been established; (c) Liens, not delinquent, created by statute in connection with workers' compensation, unemployment insurance, social security, old age pensions, and similar statutory obligations or to secure bids or performance of public contracts in the ordinary course of business; (d) Liens of mechanics, materialmen, carriers, warehousemen, banks in the chain of collection or maintaining deposit or other possessory accounts (but only to the extent thereof), or other like statutory or common law Liens securing obligations incurred in good faith in the ordinary course of business that are not yet due and payable; (e) minor encumbrances or imperfections of title, including, without limitation, existing or future zoning restrictions, existing or future recorded rights-of-way, existing or future recorded easements, existing or future recorded private restrictions or existing or future public restrictions on the use of real property, none of which (individually or in the aggregate) would materially impair the present or future use of such property or would be violated in any material respect by any existing or proposed structure or land use or would have a material adverse effect on the sale or lease of such property, or render title thereto unmarketable; (f) statutory or common law Liens arising in the ordinary course of business for (i) sums not due or sums being contested in good faith and by appropriate proceedings and, if required by GAAP, for which adequate reserves have been established, and (ii) not securing any Indebtedness; (g) Liens of a landlord on fixtures and leasehold improvements so long as either (i) Borrowers shall have delivered to Agent a landlord's waiver, in form and substance satisfactory to Agent, with respect to the location leased from such landlord or (ii) such fixtures and leasehold improvements are at a location other than those set forth on Schedule 6 hereto; (h) a financing statement filed to provide notice of an operating lease entered into in the ordinary course of business; and (i) without duplicating the foregoing, prior claims that are unregistered and that secure accounts that are not yet due and payable.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

         "Pledge Agreement" shall mean the Pledge Agreements executed and delivered by TCC and each Domestic Subsidiary in favor of Collateral Agent, for the benefit of Agent, Collateral Agent and the Lenders, dated as of the Closing Date, and any other Pledge Agreement executed by any other Domestic Subsidiary on or after the Closing Date, as any of the foregoing may from time to time be amended, restated or otherwise modified.

         "PPSA" shall have the meaning given to such term in Section 4.2(h).

         "Prime Rate" shall mean the interest rate established from time to time by Agent as Agent's prime rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

         "Provision Compliance" shall mean that Agent shall have received evidence, in form and substance satisfactory to Agent, that the statutory declarations and auditor's reports complying with Section 155 of the Companies Act 1985 have been completed with respect to Hydron Limited and Hydron Investments Limited.

         "Provision Compliance Date" shall mean the date that Agent provides written notice to TCC and the Lenders that Provision Compliance has occurred.

         "Qualifying Lender" shall mean a Lender which is, in respect of any payment to be made to it, (a) within the charge of the United Kingdom corporation tax as respects that payment by reason of being beneficially entitled to that payment and either resident in the United Kingdom for tax purposes or trading in the United Kingdom through a branch or agency; or (b) entitled to that payment under a double taxation treaty in force (subject to the completion of any necessary procedural formalities) without any deduction or withholding on account of tax.

         "Regularly Scheduled Payment Date" shall mean the last day of each January, April, July and October of each year.

         "Related Expenses" shall mean any and all costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys' fees, legal expenses, judgments, suits and disbursements) incurred or imposed upon or asserted against Agent in any attempt by Agent or any Lender (a) to obtain, preserve, perfect or enforce any security interest evidenced by any Loan Document; (b) to obtain payment, performance or and observance of any and all of the Debt; (c) during an Event of Default, to maintain, insure, collect, preserve, repossess or dispose of any of the collateral securing the Debt or any thereof, including, without limitation, costs and expenses for appraisals, assessments or audits of any Company or any such collateral; or (d) incidental or related to (a) through (c) above, including, without limitation, interest thereupon from the date thirty (30) days after notice has been delivered to TCC that such amounts have been incurred, imposed or asserted until paid at the Default Rate.

         "Related Writing" shall mean each Loan Document and any other written assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by any Credit Party or any of its officers, to Agent or the Lenders pursuant to or otherwise in connection with this Agreement.

         "Reportable Event" shall mean a reportable event as such term is defined in ERISA Section 4043 for which notice to the PBGC has not been waived by the PBGC.

         "Required Lenders" shall mean the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Commitment, or, if there shall be any borrowing hereunder, the holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate amount outstanding under the Notes (other than the Swing Line Note).

         "Requirement of Law" shall mean, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property.

         "Reserve Amount" shall mean (a) the aggregate of (i) so long as the Aspect Vision Care Promissory Notes shall be outstanding, Twenty-One Million Dollars ($21,000,000), plus (ii) prior to the Provision Compliance Date, Forty-Four Million Dollars ($44,000,000); and (b) after payment in full of the Aspect Vision Care Promissory Notes and the occurrence of the Provision Compliance Date, zero (0).

         "Reserve Percentage" shall mean, with respect to any LIBOR Fixed Rate Loan for any day, that percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Cleveland, Ohio, in respect of Eurocurrency Liabilities. The Eurodollar Rate and the Alternate Currency Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

         "Responsible Officer" shall mean, with respect to a Borrower, any of the president, the chief executive officer, the chief financial officer, the chief operating officer, the treasurer, the corporate controller or the chief administrative officer.

         "Restricted Payment" shall mean, with respect to any Company, any Capital Distribution.

         "Revolving Credit Commitment" shall mean the obligation hereunder, during the Commitment Period, of (a) each Lender to make Revolving Loans up to the Maximum Revolving Amount for such Lender, (b) the Fronting Lender to issue and each Lender to participate in Letters of Credit pursuant to the Letter of Credit Commitment, and (c) the Swing Line Lender to make and each Lender to participate in Swing Loans pursuant to the Swing Line Commitment.

         "Revolving Credit Exposure" shall mean, at any time, the Dollar Equivalent of the sum of (a) the aggregate principal amount of all USB Revolving Loans outstanding, (b) the Swing Line Exposure, (c) the Letter of Credit Exposure, and (d) the Foreign Borrower Revolving Exposure.

         "Revolving Credit Note" shall mean a U.S. Borrower Revolving Credit Note or a Foreign Borrower Revolving Credit Note.

         "Revolving Loan" shall mean a USB Revolving Loan or a FB Revolving
Loan.

         "SEC" shall mean the United States Securities and Exchange Commission, or any governmental body or agency succeeding to any of its principal functions.

         "Security Agreement" shall mean each Security Agreement, executed and delivered by TCC and each Domestic Guarantor of Payment in favor of Collateral Agent, for the benefit of Agent, Collateral Agent and the Lenders, dated as of the Closing Date, and any other Security Agreement executed on or after the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

         "Security Documents" shall mean each Security Agreement, each Pledge Agreement, each Intellectual Property Collateral Assignment Agreement, each Landlord's Agreement, each U.C.C. financing statement or similar filing as to a jurisdiction located outside of the United States of America executed in connection herewith or securing any interest created in any of the foregoing documents, and any other document pursuant to which any Lien is granted by a Company to Collateral Agent as security for the Debt, or any part thereof, and each other agreement executed in connection with any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

         "Special Foreign Borrower Maximum Amount" shall mean the amount set forth on Schedule 4 hereto with respect to each Foreign Borrower described on
Schedule 4 hereto.

         "Special Foreign Commitment" shall mean the Canadian Commitment and any other commitment established under this Agreement pursuant to an amendment as described in Section 2.13(a) hereof.

         "Special Foreign Lender" shall mean a Canadian Lender or any other Lender that shall hold a Special Foreign Commitment.

         "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor to such company.

         "Subordinated", as applied to Indebtedness, shall mean that the Indebtedness shall have been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to Agent and the Required Lenders) in favor of the prior payment in full of the Debt.

         "Subsidiary" of a Company or any of its Subsidiaries shall mean (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by such Company or by one or more other subsidiaries of such Company or by such Company and one or more subsidiaries of such Company,
(b) a partnership or limited liability company of which such Company, one or more other subsidiaries of such Company or such Company and one or more subsidiaries of such Company, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has an ownership interest greater than fifty percent (50%) of all of the ownership interests in such partnership or limited liability company, or (c) any other Person (other than a corporation, partnership or limited liability company) in which such Company, one or more other subsidiaries of such Company or such Company and one or more subsidiaries of such Company, directly or indirectly, has at least a majority interest in the Voting Power or the power to elect or direct the election of a majority of directors or other governing body of such Person.

         "Swing Line" shall mean the credit facility established by the Swing Line Lender for TCC in accordance with Section 2.2(c) hereof.

         "Swing Line Commitment" shall mean the commitment of the Swing Line Lender to make Swing Loans to TCC up to the maximum aggregate amount at any time outstanding of Five Million Dollars ($5,000,000) in accordance with the terms and conditions of the Swing Line.

         "Swing Line Exposure" shall mean, at any time, the aggregate principal amount of all Swing Loans outstanding.

         "Swing Line Lender" shall mean KeyBank National Association, as holder of the Swing Line Commitment.

         "Swing Line Note" shall mean the Swing Line Note, in the form of the attached Exhibit B, executed and delivered pursuant to Section 2.5(b) hereof.

         "Swing Loan" shall mean a loan granted to TCC by the Swing Line Lender under the Swing Line.

         "Swing Loan Maturity Date" shall mean, with respect to any Swing Loan, the earlier of (a) fourteen (14) days after the date such Swing Loan is made, or
(b) the last day of the Commitment Period.

         "Taxes" shall mean any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (together with any interest, penalties or similar liabilities with respect thereto) other than Excluded Taxes.

         "Term Loan" shall mean the USB Term Loan or the FB Term Loan.

         "Term Loan Commitment" shall mean the obligation hereunder of the Lenders to make the USB Term Loan and the FB Term Loan, with each Lender's obligation to participate therein being in the Dollar Equivalent of the amount set forth opposite such Lender's name under the column headed "Term Loan Commitment Amount" as set forth on Schedule 1 hereto, subject to assignments of interests pursuant to Section 10.10 hereof.

         "Term Loan Exposure" shall mean, at any time, the aggregate outstanding principal amount of the Term Loans.

         "Term Loan Maturity Date" shall mean April 30, 2007.

         "Term Note" shall mean a U.S. Borrower Term Note or a Foreign Borrower Term Note.

         "Total Commitment Amount" shall mean the principal amount of the Dollar Equivalent of Two Hundred Twenty-Five Million Dollars ($225,000,000), or such lesser amount as shall be determined pursuant to Section 2.10(e) hereof; provided, however, that, for the purposes of determining the Total Commitment Amount, Agent may, in its discretion, calculate the Dollar Equivalent of any Alternate Currency Loan on any Business Day selected by Agent.

         "Total Revolving Commitment Amount" shall mean the principal amount of the Dollar Equivalent of One Hundred Fifty Million Dollars ($150,000,000), as such amount may be reduced pursuant to Section 2.10(e) hereof; provided, however, that, for the purposes of determining the Total Revolving Commitment Amount, Agent may, in its discretion, calculate the Dollar Equivalent of any Alternate Currency Loan on any Business Day selected by Agent.

         "U.C.C." shall mean the Uniform Commercial Code, as in effect from time to time in the specified state.

         "UK Revolving Borrowers" shall mean Aspect Vision Care Limited, Aspect Vision Holdings Limited and CooperVision International Holding Company, L.P.

         "UK Term Borrower" shall mean Aspect Vision Holdings Limited.

         "U.S. Borrower Revolving Credit Note" shall mean a U.S. Borrower Revolving Credit Note in the form of the attached Exhibit A, executed and delivered by TCC to each Lender pursuant to Section 2.5(a) hereof.

         "U.S. Borrower Term Note" shall mean a U.S. Borrower Term Note in the form of the attached Exhibit D, executed and delivered by TCC to each Lender pursuant to Section 2.5(d) hereof.

         "USB Revolving Loan" shall mean a Base Rate Loan, a Eurodollar Loan or an Alternate Currency Loan granted to TCC in accordance with Section 2.2(a) hereof.

         "USB Term Loan" shall mean the loan made to TCC in accordance with
Section 2.3(a) hereof in the original principal amount of Fifty Million Dollars ($50,000,000).

         "Voting Power" shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person. The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

         "Welfare Plan" shall mean an ERISA Plan that is a "welfare plan" within the meaning of ERISA Section 3(l).

         "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or other entity, at least ninety percent (90%) of the securities or other ownership interest of which having ordinary Voting Power to elect a majority of the board of directors, or other persons performing similar functions, are at the time directly or indirectly owned by such Person.

         Section 1.2. Accounting Terms. Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

         Section 1.3. Terms Generally. The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.


                     ARTICLE II. AMOUNT AND TERMS OF CREDIT

         Section 2.1.  Amount and Nature of Credit.

         (a) Subject to the terms and conditions of this Agreement, each Lender, to the extent hereinafter provided, shall make Loans to Borrowers, participate in Swing Loans made by the Swing Line Lender to TCC, and issue or participate in Letters of Credit at the request of TCC, in such aggregate amount as Borrowers shall request pursuant to the Commitment; provided, however, that in no event shall the Dollar Equivalent of the aggregate principal amount of all Loans and Letters of Credit outstanding under this Agreement be in excess of the Total Commitment Amount.

         (b) Each Lender, for itself and not one for any other, agrees to make Loans, participate in Swing Loans made by the Swing Line Lender to TCC, and issue and participate in Letters of Credit, during the Commitment Period, on such basis that, immediately after the completion of any borrowing by a Borrower or the issuance of a Letter of Credit, (i) the Dollar Equivalent of the aggregate principal amount then outstanding on the Notes (other than the Swing Line Note) issued to such Lender, when combined with such Lender's pro rata share of the Letter of Credit Exposure and the Swing Line Exposure, shall not be in excess of the Maximum Amount for such Lender, (ii) the Dollar Equivalent of the aggregate principal amount outstanding on the Notes (other than the Swing Line Note and other than with respect to any Special Foreign Commitment) issued to such Lender shall represent that percentage of the Dollar Equivalent of the aggregate principal amount then outstanding on all of the Notes (other than the Swing Line Note and other than with respect to any Special Foreign Commitment) that shall be such Lender's Applicable Commitment Percentage with respect to the Commitment (other than any Special Foreign Commitment), and (iii) the Dollar Equivalent of the aggregate principal amount outstanding on the Note issued to any Special Foreign Lender shall represent that percentage of the Dollar Equivalent of the aggregate principal amount then outstanding on all of the Notes (other than the Swing Line Note and other than with respect to any Special Foreign Commitment) that shall be such Lender's Applicable Commitment Percentage with respect to the Special Foreign Commitment of such Special Foreign Lender. Each borrowing (other than Swing Loans) from the Lenders hereunder shall be made pro rata according to the respective Applicable Commitment Percentages of the Lenders.

         (c) The Loans may be made as USB Revolving Loans, FB Revolving Loans, Swing Loans, a USB Term Loan and a FB Term Loan, and Letters of Credit may be issued, as follows:

         Section 2.2. Revolving Credit.

         (a) U.S. Borrower Revolving Loans to TCC.

         Subject to the terms and conditions of this Agreement, during the Commitment Period, the Lenders shall make a USB Revolving Loan or USB Revolving Loans to TCC in such amount or amounts as TCC may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the General Revolving Credit Commitment Amount, when such USB Revolving Loans are combined with the Revolving Credit Exposure (exclusive of any Special Foreign Commitment); provided, however, that (i) TCC shall not request an Alternate Currency Loan hereunder (and the Lenders shall not be obligated to make an Alternate Currency Loan) if, after giving effect thereto, the Alternate Currency Exposure would exceed the Alternate Currency Maximum Amount, (ii) the difference between the General Revolving Credit Commitment Amount minus the Revolving Credit Exposure (exclusive of any Special Foreign Commitment) shall be no less than the Reserve Amount. TCC shall have the option, subject to the terms and conditions set forth herein, to borrow USB Revolving Loans, maturing on the last day of the Commitment Period, by means of any combination of Base Rate Loans, Eurodollar

Loans or Alternate Currency Loans. With respect to each Alternate Currency Loan, subject to the other provisions of this Agreement, TCC shall receive all of the proceeds of such Alternate Currency Loan in one Alternate Currency and repay such Alternate Currency Loan in the same Alternate Currency. Subject to the provisions of this Agreement, TCC shall be entitled under this subpart (a) to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

         (b) Letters of Credit.

                  (i) Generally. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Fronting Lender shall, in its own name, on behalf of the Lenders, issue such Letters of Credit for the account of TCC or a Domestic Guarantor of Payment, for the benefit of a third party (including any Company), in each case, as TCC may from time to time request. TCC shall not request any Letter of Credit (and the Fronting Lender shall not be obligated to issue any Letter of Credit) if, after giving effect thereto, (A) the Letter of Credit Exposure would exceed the Letter of Credit Commitment, (B) with respect to a request for a Letter of Credit to be issued in an Alternate Currency, the Alternate Currency Exposure would exceed the Alternate Currency Maximum Amount, or (C) the Revolving Credit Exposure (exclusive of any Special Foreign Commitment) would exceed the General Revolving Credit Commitment Amount. Each Letter of Credit may, at TCC's election, be denominated in either Dollars or an Alternate Currency. The issuance of each Letter of Credit shall confer upon each Lender the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of such Lender's Applicable Commitment Percentage.

                  (ii) Request for Letter of Credit. Each request for a Letter of Credit shall be delivered to Agent not later than 1:00 P.M. (Eastern time) three Business Days prior to the day upon which the Letter of Credit is to be issued. Each such request shall be in a form acceptable to Agent (and the Fronting Lender, if the Fronting Lender shall be a Lender other than Agent) and specify the face amount thereof, whether such Letter of Credit shall be a commercial documentary or a standby Letter of Credit, the account party, the beneficiary, the intended date of issuance, the expiry date thereof, the Alternate Currency if other than Dollars are requested, and the nature of the transaction to be supported thereby. Concurrently with each such request, TCC, and any Domestic Guarantor of Payment for whose account the Letter of Credit is to be issued, shall execute and deliver to the Fronting Lender an appropriate application and agreement, being in the standard form of the Fronting Lender for such letters of credit, as amended to conform to the provisions of this Agreement, if required by Agent. Agent shall give the Fronting Lender and each Lender notice of each such request for a Letter of Credit.

                  (iii) Commercial Documentary Letters of Credit. In respect of each Letter of Credit that shall be a commercial documentary letter of credit and the drafts thereunder, whether issued for the account of TCC or a Domestic Guarantor of Payment, TCC agrees (A) to pay to Agent, for the pro rata benefit of the Lenders, a non-refundable commission based upon the face amount of the Letter of Credit, which shall be paid on the date that any draw shall have been made on such Letter of Credit, at the rate of the Applicable Margin for USB Revolving Loans that are LIBOR Fixed
         Rate Loans (in effect on the date such payment is to be made) times the amount drawn under such Letter of Credit; (B) to pay to Agent, for the benefit of the Fronting Lender, an additional Letter of Credit fee, which shall be paid on the date that any draw shall be made on such Letter of Credit, at the rate of one-eighth percent (1/8%) of the amount drawn under such Letter of Credit; and (C) to pay to Agent, for the benefit of the Fronting Lender, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are generally charged by the Fronting Lender under its fee schedule as in effect from time to time, provided that such fees under this subpart (C) shall not exceed the greater of Five Hundred Dollars ($500) or one percent (1%) of the face amount of the Letter of Credit.

                  (iv) Standby Letters of Credit. In respect of each Letter of Credit that shall be a standby letter of credit and the drafts thereunder, if any, whether issued for the account of TCC or a Domestic Guarantor of Payment, TCC agrees (A) to pay to Agent, for the pro rata benefit of the Lenders, a non-refundable commission based upon the face amount of the Letter of Credit, which shall be paid quarterly in arrears, on the last day of each Regularly Scheduled Payment Date from the date of the such Letter of Credit through the quarter in which such Letter of Credit is outstanding, at a rate equal to the Applicable Margin for USB Revolving Loans that are LIBOR Fixed Rate Loans (in effect on the date such payment is to be made) times the face amount of the Letter of Credit; (B) to pay to Agent, for the benefit of the Fronting Lender, an additional Letter of Credit fee, which shall be paid on each date that such Letter of Credit shall be issued or renewed at the rate of one-eighth percent (1/8 of 1%) of the face amount of such Letter of Credit; and (C) to pay to Agent, for the benefit of the Fronting Lender, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as shall be generally charged by the Fronting Lender under its fee schedule as in effect from time to time, provided that such fees under this subpart (C) shall not exceed the greater of Five Hundred Dollars ($500) or one percent (1%) of the face amount of the Letter of Credit.

                  (v) Refunding of Letters of Credit with USB Revolving Loans. Whenever a Letter of Credit shall be drawn, TCC shall immediately reimburse the Fronting Lender for the amount drawn. With respect to Letters of Credit denominated only in Dollars, in the event that the amount drawn shall not be reimbursed by TCC within one Business Day of the drawing of such Letter of Credit, at the sole option of Agent (and the Fronting Lender, if the Fronting Lender shall be a Lender other than Agent), TCC shall be deemed to have requested a USB Revolving Loan, subject to the provisions of subpart (a) of this Section, in the amount drawn. Such USB Revolving Loan shall be evidenced by the U.S. Borrower Revolving Credit Notes. Each Lender agrees to make a USB Revolving Loan on the date of such notice in accordance with such Lender's Applicable Commitment Percentage, subject to no conditions precedent whatsoever. Each Lender acknowledges and agrees that its obligation to make a USB Revolving Loan in accordance with such Lender's Applicable Commitment Percentage, pursuant to subpart (a) of this Section when required by this subpart (b)(v), shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to Agent, for the account of the Fronting Lender, of the proceeds of such USB Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Lender's Revolving Credit Commitment shall have been reduced or terminated. TCC irrevocably authorizes and instructs Agent to apply the proceeds of any borrowing pursuant to this subpart to reimburse, in full, the Fronting Lender for the amount drawn on such Letter of Credit. Each such USB Revolving Loan shall be deemed to be a Base Rate Loan unless otherwise requested by and available to TCC hereunder. Each Lender is hereby authorized to record on its records relating to its U.S. Borrower Revolving Credit Note such Lender's pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

                  (vi) Participation in Letters of Credit. If, for any reason, the Fronting Lender shall be unable to or, in the opinion of Agent, it shall be impracticable to, convert any Letter of Credit to a USB Revolving Loan pursuant to subpart (v) of this Section, the Fronting Lender shall have the right to request that each Lender purchase a participation in the amount due with respect to such Letter of Credit in accordance with such Lender's Applicable Commitment Percentage, and Agent shall promptly notify each Lender thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action, the Fronting Lender hereby agrees to grant to each Lender in accordance with such Lender's Applicable Commitment Percentage, and each Lender hereby agrees to acquire from the Fronting Lender, an undivided participation interest in the amount due with respect to such Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of the aggregate principal amount of the amount due with respect to such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Fronting Lender, for its sole account, such Lender's ratable share of the amount due with respect to such Letter of Credit (determined in accordance with such Lender's Applicable Commitment Percentage). Each Lender acknowledges and agrees that its obligation to acquire participations in the amount due under any Letter of Credit that shall have been drawn but not reimbursed by TCC pursuant to this subpart (vi) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Lender's Revolving Credit Commitment shall have been reduced or terminated. Each Lender shall comply with its obligation under this subpart (vi) by wire transfer of immediately available funds, in the same manner as provided in Section 2.6 with respect to USB Revolving Loans. Each Lender is hereby authorized to record on its records such Lender's pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

         (c)      Swing Loans to TCC.

                  (i) Generally. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Swing Line Lender shall make a Swing Loan or Swing Loans to TCC in such amount or amounts as TCC may from time to time request; provided that TCC shall not request any Swing Loan hereunder if, after giving effect thereto, (A) the Revolving Credit Exposure (exclusive of any Special Foreign Commitment) would exceed the General Revolving Credit Commitment Amount, or (B) the Swing Line Exposure would exceed the Swing Line Commitment. Each Swing Loan shall be due and payable on the Swing Loan Maturity Date applicable thereto. TCC shall not request that more than two Swing Loans be outstanding at any time. Each Swing Loan shall be made in Dollars. Subject to the provisions of this Agreement, TCC shall be entitled under this subpart (c)(i) to borrow funds, repay the same in whole or in part and reborrow hereunder at any time and from time to time during the Commitment Period.

                  (ii) Refunding of Swing Loans. If the Swing Line Lender so elects, by giving notice to TCC and the Lenders, TCC agrees that the Swing Line Lender shall have the right, in its sole discretion, to require that any Swing Loan be refinanced as a USB Revolving Loan. Such USB Revolving Loan shall be a Base Rate Loan unless and until otherwise requested and available to TCC hereunder. Upon receipt of such notice by TCC and the Lenders, TCC shall be deemed, on such day, to have requested a USB Revolving Loan in the principal amount of the Swing Loan in accordance with subpart (a) of this Section and Section 2.6 hereof (other than the requirement set forth in subpart (d) of Section 2.6). Each Lender agrees to make a USB Revolving Loan on the date of such notice in accordance with such Lender's Applicable Commitment Percentage, subject to no conditions precedent whatsoever. Each Lender acknowledges and agrees that such Lender's obligation to make a USB Revolving Loan in accordance with such Lender's Applicable Commitment Percentage, pursuant to subpart (a) of this Section when required by this subpart (ii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to the Swing Line Lender, for the account of the Swing Line Lender, of the proceeds of such USB Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Lender's Revolving Commitment shall have been reduced or terminated. Borrower irrevocably authorizes and instructs Agent to apply the proceeds of any borrowing pursuant to this subpart (ii) to repay in full such Swing Loan.

                  (iii) Participation in Swing Loans. If, for any reason, the Swing Line Lender is unable to or, in the opinion of Agent, it is impracticable to, convert any Swing Loan to a USB Revolving Loan pursuant to subpart (ii) of this Section, then on any day that a Swing Loan is outstanding (whether before or after the maturity thereof), the Swing Line Lender shall have the right to request that each Lender purchase a participation in such Swing Loan in accordance with such Lender's Applicable Commitment Percentage, and the Swing Line Lender shall promptly notify each Lender thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action, the Swing Line Lender hereby agrees to grant to each Lender in accordance with such Lender's Applicable Commitment Percentage, and each Lender hereby agrees to acquire from the Swing Line Lender, an undivided participation interest in such Swing Loan in an amount equal to such Lender's Applicable Commitment Percentage of the aggregate principal amount of such Swing Loan. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Swing Line Lender, for its sole account, such Lender's ratable share of such Swing Loan (determined in accordance with such Lender's Applicable Commitment Percentage). Each Lender acknowledges and agrees that its obligation to acquire participations in Swing
         Loans pursuant to this subpart (iii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Lender's Revolving Commitment shall have been reduced or terminated. Each Lender shall comply with its obligation under this subpart (iii) by wire transfer of immediately available funds, in the same manner as provided in Section 2.6 hereof with respect to USB Revolving Loans to be made by such Lender.

         (d)      Foreign Borrower Revolving Loans.

                  (i) General Foreign Borrower Revolving Loans. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Lenders shall make a FB Revolving Loan or FB Revolving Loans to a Foreign Borrower (other than a Foreign Borrower with a Special Foreign Commitment) in such amount or amounts as such Foreign Borrower (or TCC, on behalf of such Foreign Borrower) may from time to time request; provided that no Foreign Borrower may request a FB Revolving Loan (and the Lenders shall not be obligated to make a FB Revolving
          Loan) if, after giving effect thereto, (A) the Foreign Borrower Revolving Exposure would exceed the Foreign Borrower Maximum Revolving Amount, (B) the Revolving Credit Exposure would exceed the Total Revolving Commitment Amount, (C) the Alternate Currency Exposure would exceed the Alternate Currency Maximum Amount, or (D) the Special Foreign Borrower Maximum Amount for any Foreign Borrower would be exceeded. Each Foreign Borrower (other than a Foreign Borrower with a Special Foreign Commitment) shall have the option, subject to the terms and conditions set forth herein, to borrow FB Revolving Loans maturing on the last day of the Commitment Period, by means of any combination of Base Rate Loans, Eurodollar Loans or Alternate Currency Loans. With respect to each Alternate Currency Loan, subject to the other provisions of this Agreement, such Foreign Borrower shall receive all of the proceeds of such Alternate Currency Loan in one Alternate Currency and repay such Alternate Currency Loan in the same Alternate Currency. Subject to the provisions of this Agreement, Foreign Borrowers shall be entitled under this subpart (d)(i) to borrow FB Revolving Loans, repay the same in whole or in part, and re-borrow hereunder at any time and from time to time during the Commitment Period.

                  (ii)     Special Foreign Borrower Revolving Loans.

                           (A) Canadian Foreign Borrower Revolving Loans.
                  Subject to the terms and conditions of this Agreement, during the Commitment Period, Canadian Lender shall make a FB Revolving Loan or FB Revolving Loans to Canadian Borrower in such amount or amounts as Canadian Borrower (or TCC, on behalf of Canadian Borrower) may from time to time request; provided that Canadian Borrower may not request a FB Revolving Loan (and Canadian Lender shall not be obligated to make a FB Revolving Loan to Canadian Borrower), if, after giving effect thereto, (1) the Foreign Borrower Revolving Exposure would exceed the Foreign Borrower Maximum Revolving Amount, (2) the Revolving Credit Exposure would exceed the Total Revolving Commitment Amount, (3) the Alternate Currency Exposure would exceed the Alternate Currency Maximum Amount, or (4) the Canadian Exposure would exceed the Canadian Commitment. Canadian Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow FB Revolving Loans maturing on the last day of the Commitment Period, by means of any combination of Base Rate Loans or Alternate Currency Loans. Canadian Borrower shall receive all of the proceeds of Base Rate Loans and Alternate Currency Loans made to it in Canadian Dollars and repay all such Loans in Canadian Dollars. Canadian Borrower may elect to borrow Alternate Currency Loans by way of Bankers' Acceptances, in accordance with the terms and conditions set forth in
                  Schedule 2.1(d)(ii)(A). Subject to the provisions of this Agreement, Canadian Borrower shall be entitled under this subpart (d)(ii)(A) to borrow FB Revolving Loans, repay the same in whole or in part, and re-borrow hereunder at any time and from time to time during the Commitment Period.

                           (B) [Reserved]

         Section 2.3. Term Loans.

         (a) U.S. Borrower Term Loan to TCC. Subject to the terms and conditions of this Agreement, the Lenders shall make a five year USB Term Loan to TCC on the Closing Date in the amount of the USB Term Loan. The USB Term Loan shall be payable in fifteen (15) consecutive quarterly principal installments of Three Million One Hundred Twenty-Five Thousand Dollars ($3,125,000) each, commencing July 31, 2003, and continuing on each Regularly Scheduled Payment Date thereafter, with the balance thereof payable in full on the Term Loan Maturity Date. TCC shall notify Agent, in accordance with the notice provisions of
Section 2.6 hereof, what portion of the USB Term Loan will be a Base Rate Loan or Eurodollar Loans. The USB Term Loan may be a mixture of a Base Rate Loan and Eurodollar Loans.

         (b) Foreign Borrower Term Loan to UK Term Borrower. Subject to the terms and conditions of this Agreement, the Lenders shall make a five year FB Term Loan to UK Term Borrower on the Closing Date in the amount of the FB Term Loan. To evidence the FB Term Loan, UK Term Borrower shall execute and deliver to each Lender a FB Term Note, in the form of Exhibit E hereto. The FB Term Loan shall be payable in fifteen (15) consecutive quarterly principal installments of the Dollar Equivalent of One Million Five Hundred Sixty-Two Thousand Five Hundred Dollars ($1,562,500) each, commencing July 31, 2003, and continuing on each Regularly Scheduled Payment Date thereafter, with the balance thereof payable in full on the Term Loan Maturity Date. UK Term Borrower shall notify Agent, in accordance with the notice provisions of Section
2.6 hereof, what portions of the UK Term Loan will be a Base Rate Loan, Eurodollar Loans or Alternate Currency Loans. The FB Term Loan may be a mixture of a Base Rate Loan, Eurodollar Loans and Alternate Currency Loans. Each Alternate Currency Loan shall be made and repaid in a single Alternate Currency.

         Section 2.4. Interest.

         (a) U.S. Borrower Revolving Loans.

                  (i) Base Rate Loans. TCC shall pay interest on the unpaid principal amount of USB Revolving Loans that are Base Rate Loans outstanding from time to time from the date thereof until paid at the Derived Base Rate from time to time in effect. Interest on such Base Rate Loans shall be payable, commencing July 31, 2002, and on the last day of each Regularly Scheduled Payment Date thereafter and at the maturity thereof.

                  (ii) LIBOR Fixed Rate Loans. TCC shall pay interest on the unpaid principal amount of each Revolving Loan that is a Eurodollar Loan or an Alternate Currency Loan outstanding from time to time, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin), at the Derived LIBOR Fixed Rate. Interest on such LIBOR Fixed Rate Loans shall be payable on each Interest Adjustment Date (provided that if an Interest Period shall exceed three months, the interest shall be paid every three months, commencing three months from the beginning of such Interest Period).

         (b) Swing Loans. TCC shall pay interest, for the sole benefit of Agent (and any Lender that shall have purchased a participation in such Swing Loan), on the unpaid principal amount of each Swing Loan outstanding from time to time from the date thereof until paid at the Derived Swing Loan Rate. Interest on each Swing Loan shall be payable on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall bear interest for a minimum of one day.

         (c) Foreign Borrower Revolving Loans.

                  (i) Base Rate Loans. Each Foreign Borrower shall pay interest on the unpaid principal amount of FB Revolving Loans that are Base Rate Loans outstanding from time to time from the date thereof until paid at the Derived Base Rate from time to time in effect. Interest on such Base Rate Loans shall be payable, commencing July 31, 2002, and on the last day of each Regularly Scheduled Payment Date thereafter and at the maturity thereof.

                  (ii) LIBOR Fixed Rate Loans. Each Foreign Borrower (other than Canadian Borrower) shall pay interest on the unpaid principal amount of each Revolving Loan that is a Eurodollar Loan or an Alternate Currency Loan outstanding from time to time, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin), at the Derived LIBOR Fixed Rate. Interest on such LIBOR Fixed Rate Loans shall be payable on each Interest Adjustment Date (provided that if an Interest Period shall exceed three months, the interest shall be paid every three months, commencing three months from the beginning of such Interest Period). Canadian Borrower shall pay interest on each Alternate Currency Loan made to it in accordance with Schedule 2.1(d)(ii)(A) hereto.

         (d) U.S. Borrower Term Loan.

                  (i) Base Rate Loan. With respect to any portion of the USB Term Loan that shall be a Base Rate Loan, TCC shall pay interest on the unpaid principal amount thereof outstanding from time to time from the date thereof until paid, commencing July 31, 2002, and continuing on each Regularly Scheduled Payment Date thereafter and at the maturity thereof, at the Derived Base Rate from time to time in effect.

                  (ii) LIBOR Fixed Rate Loans. With respect to any portion of the USB Term Loan that shall be a Eurodollar Loan, TCC shall pay interest on the unpaid principal amount of each Eurodollar Loan outstanding from time to time, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin), at the Derived LIBOR Fixed Rate. Interest on such Eurodollar Loan shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period shall exceed three months, the interest must be paid every three months, commencing three months from the beginning of such Interest Period).

         (e) Foreign Borrower Term Loan.

                  (i) Base Rate Loan. With respect to any portion of the FB Term Loan that shall be a Base Rate Loan, UK Term Borrower shall pay interest on the unpaid principal amount thereof outstanding from time to time from the date thereof until paid, commencing July 31, 2002, and continuing on each Regularly Scheduled Payment Date thereafter and at the maturity thereof, at the Derived Base Rate from time to time in effect.

                  (ii) LIBOR Fixed Rate Loans. With respect to any portion of the FB Term Loan that shall be a LIBOR Fixed Rate Loan, UK Term Borrower shall pay interest on the unpaid principal amount of each LIBOR Fixed Rate Loan outstanding from time to time, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin), at the Derived LIBOR Fixed Rate. Interest on such LIBOR Fixed Rate Loan shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period shall exceed three months, the interest must be paid every three months, commencing three months from the beginning of such Interest Period).

         (f) Default Rate. Anything herein to the contrary notwithstanding, if an Event of Default shall occur hereunder, at the option of the Required Lenders, (i) the principal of each Note and the unpaid interest thereon shall bear interest, until paid, at the Default Rate; (ii) the fee for the aggregate undrawn face amount of all issued and outstanding Letters of Credit shall be increased by two percent (2%); and (iii) in the case of any other amount due from Borrowers hereunder or under any other Loan Document, such amount shall bear interest at the Default Rate.

         (g) Limitation on Interest.

                  (i) General. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.

                  (ii) Canadian Interest. If any provision of this Agreement or any of the other Loan Documents would obligate the Canadian Borrower to make any payment of interest or other amount payable to (including for the account of) the Canadian Lender in an amount, or calculated at a rate, that would be prohibited by law or would result in a receipt by the Canadian Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Canadian Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (A) first, by reducing the amount or rate of interest required to be paid to the Canadian Lender under this Article II; and (B) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Canadian Lender which would constitute interest for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if Canadian Lender shall have received an amount in excess of the maximum amount permitted by that section of the Criminal Code (Canada), then Canadian Borrower shall be entitled, by notice in writing to the Canadian Lender, to obtain reimbursement from the Canadian Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the Canadian Lender to the Canadian Borrower. Any amount or rate of interest referred to in this Article II with respect to the Canadian Commitment shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the Canadian Commitment remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the Commitment Period and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Agent shall be conclusive for the purposes of such determination.

         Section 2.5. Evidence of Indebtedness.

         (a) U.S. Borrower Revolving Loans. The obligation of TCC to repay the USB Revolving Loans made by each Lender and to pay interest thereon shall be evidenced by a U.S. Borrower Revolving Credit Note of TCC payable to the order of such Lender in the principal amount of its pro rata share of the General Revolving Credit Commitment Amount, or, if less, the aggregate unpaid principal amount of USB Revolving Loans made by such Lender.

         (b) Swing Loans. The obligation of TCC to repay the Swing Loans and to pay interest thereon shall be evidenced by a Swing Line Note of TCC, payable to the order of Swing Line Lender in the principal amount of the Swing Line Commitment, or, if less, the aggregate unpaid principal amount of Swing Loans made hereunder by Agent.

         (c) Foreign Borrower Revolving Loans. The obligation of each Foreign Borrower (other than a Foreign Borrower with a Special Foreign Commitment) to repay the FB Revolving Loans made by each Lender and to pay interest thereon shall be evidenced by the Foreign Borrower Revolving Credit Note of such Foreign Borrower in favor of each Lender. The obligation of each Foreign Borrower with a Special Foreign Commitment to repay the FB Revolving Loans made by the Special Foreign Lender with such Special Foreign Commitment and to pay interest thereon shall be evidenced by the Foreign Borrower Revolving Credit Note of such Foreign Borrower in favor of Special Foreign Lender with such Special Foreign Commitment.

         (d) U.S. Borrower Term Loan. To evidence the USB Term Loan, TCC shall execute and deliver to each Lender a U.S. Borrower Term Note.

         (e) Foreign Borrower Term Loan. To evidence the FB Term Loan, UK Term Borrower shall execute and deliver to each Lender a Foreign Borrower Term Note.

         Section 2.6. Notice of Credit Event; Funding of Loans.

         (a) Notice of Loan. Agent (and, with respect to notices given in respect of Special Foreign Commitments, the related Special Foreign Lenders) shall have received a Notice of Loan prior to any borrowing, conversion or continuation by (i) 1:00 P.M. (Eastern time) on the proposed date of borrowing of any Base Rate Loan, (ii) 1:00 P.M. (Eastern time) two Business Days prior to the proposed date of borrowing, conversion or continuation of any Eurodollar Loan, (iii) 1:00 P.M. (Eastern time) three Business Days prior to the proposed date of borrowing of any Alternate Currency Loan, and (iv) 1:00 P.M. (Eastern time) on the proposed date of borrowing any Swing Loan.

         (b) Funding of Loans. Agent shall notify each Lender (that has an Applicable Commitment Percentage with respect to the requested Credit Event) of the date, amount, type of currency and initial Interest Period (if applicable) promptly upon the receipt of such notice, and, in any event, by 2:00 P.M. (Eastern time) on the date such notice is received. On the date such Credit Event is to occur, each such Lender (other than Canadian Lender) shall provide to Agent, not later than 3:00 P.M. (Eastern time), the amount in federal or other immediately available funds, or in the applicable Alternate Currency, required of it. Canadian Lender shall provide Loans directly to Canadian Borrower. If Agent shall elect to advance the proceeds of such Loan prior to receiving funds from such Lender, Agent shall have the right, upon prior notice to TCC, to debit any account of TCC or otherwise receive from the appropriate Borrower, on demand, such amount, in the event that such Lender shall fail to reimburse Agent in accordance with this subsection. Agent shall also have the right to receive interest from such Lender at the Federal Funds Effective Rate in the event that such Lender shall fail to provide its portion of the Loan on the date requested and Agent shall elect to provide such funds.

         (c) Conversion of Loans. At the request of TCC (or the appropriate Borrower) to Agent, subject to the notice and other provisions of this Section 2.6, the Lenders shall convert Base Rate Loans to Eurodollar Loans at any time and shall convert Eurodollar Loans to Base Rate Loans on any Interest Adjustment Date. No Alternate Currency Loan or Swing Loan may be converted to a Base Rate Loan or Eurodollar Loan and no Base Rate Loan or Eurodollar Loan may be converted to an Alternate Currency Loan or Swing Loan.

         (d) Minimum Amount. Each request for:

                  (i) a Base Rate Loan (other than pursuant to a Special Foreign Commitment) shall be in an amount of not less than One Million Dollars ($1,000,000), increased by increments of Five Hundred Thousand Dollars ($500,000);

                  (ii) a Base Rate Loan under a Special Foreign Commitment shall be in an amount of not less than One Hundred Thousand Dollars ($100,000) increased by increments of One Hundred Thousand Dollars ($100,000);

                  (iii) a Eurodollar Loan or Alternate Currency Loan under a Special Foreign Commitment shall be in an amount (or, with respect to an Alternate Currency Loan, the Dollar Equivalent) of not less than Two Hundred Fifty Thousand Dollars ($250,000) increased by increments of Fifty Thousand Dollars ($50,000) (or, with respect to an Alternate Currency Loan, such approximately comparable Dollar Equivalent amount as shall result in a rounded number of the applicable Alternate Currency);

                  (iv) a Eurodollar Loan or Alternate Currency Loan other than under a Special Foreign Commitment shall be in an amount (or, with respect to an Alternate Currency Loan, the Dollar Equivalent) of not less than Two Million Dollars ($2,000,000), increased by increments of One Million Dollars ($1,000,000) (or, with respect to an Alternate Currency Loan, such approximately comparable Dollar Equivalent amount as shall result in a rounded number of the applicable Alternate Currency); and

                  (v) a Swing Loan shall be in an amount not less than Two Hundred Fifty Thousand Dollars ($250,000).

         (e) Interest Periods. At no time shall all Borrowers request that Eurodollar Loans or Alternate Currency Loans be outstanding for more than sixteen (16) different Interest Periods at any time for such Borrowers, and, if Base Rate Loans shall be outstanding, then Eurodollar

Loans or Alternate Currency Loans shall be limited to fifteen (15) different Interest Periods at any time.

         (f) Authorization.

                  (i) Authorization of TCC. For purposes of this Agreement, each Foreign Borrower hereby (A) authorizes TCC to request Loans on behalf of such Foreign Borrower and to give such notices or furnish such certificates to Agent or any Lender as may be required or permitted by this Agreement for the benefit of and on behalf of such Foreign Borrower, and (B) authorizes Agent or such Lender to treat such requests, notices, certificates or consents given or made by TCC to have been made, given or furnished by the applicable Foreign Borrower for purposes of this Agreement. Agent and each Lender shall be entitled to rely on each such Notice of Loan or other request, notice, certificate or consent made, given or furnished by TCC pursuant to the provisions of this Agreement or any other Loan Document, as being made or furnished on behalf of, and with the effect of irrevocably binding, the applicable Foreign Borrower.

                  (ii) Authorization of UK Revolving Borrowers. For purposes of this Agreement, each UK Revolving Borrower hereby (A) authorizes the other UK Revolving Borrowers (in addition to TCC pursuant to subpart
         (i) above) to request Loans on behalf of such UK Revolving Borrower and to give such notices or furnish such certificates to Agent or any Lender as may be required or permitted by this Agreement for the benefit of and on behalf of such Foreign Borrower, and (B) authorizes Agent or such Lender to treat such requests and notices given or made by such UK Revolving Borrower to have been made, given or furnished by the other UK Revolving Borrower for purposes of this Agreement. Agent and each Lender shall be entitled to rely on each such Notice of Loan or other request, notice, certificate or consent made, given or furnished by the UK Revolving Borrower pursuant to the provisions of this Agreement or any other Loan Document, as being made or furnished on behalf of, and with the effect of irrevocably binding, the applicable UK Revolving Borrower. Each UK Revolving Borrower acknowledges and agrees that the Lenders are entering into this Agreement at the request of each UK Revolving Borrower and with the understanding that each UK Revolving Borrower is and shall remain fully liable, jointly and severally, for payment in full of the Debt of the UK Revolving Borrowers.

         Section 2.7. Addition of Foreign Borrowers.

         (a) At the request of TCC, a Foreign Subsidiary of TCC that shall not then be a Foreign Borrower may become a Foreign Borrower hereunder, provided that all of the following requirements shall have been met to the satisfaction of Agent: (i) TCC shall have provided to Agent a written request signed by TCC and such Foreign Subsidiary, that such Foreign Subsidiary be designated as a Foreign Borrower pursuant to the terms of this Agreement, which request shall specify the amount of Revolving Loans requested to be made available to such Foreign Subsidiary (the "Requested Availability"); (ii) Agent shall have approved the amount of the Requested Availability or otherwise agreed with TCC as to a revised amount of availability, and, upon such approval or reaching such agreement, Agent is hereby authorized to record such amount on Schedule 4 as the Special Foreign Borrower Maximum Amount with respect to such Foreign Subsidiary; (iii) such Foreign Subsidiary shall be a Wholly-Owned Subsidiary of TCC; (iv) TCC and each Domestic Guarantor of Payment shall have guaranteed the obligations of such Foreign Subsidiary under this Agreement pursuant to the terms of a Guaranty of Payment; (v) such Foreign Subsidiary shall have executed an Assumption Agreement and each Foreign Affiliate (other than any Dormant Company) of such Foreign Subsidiary shall have executed a Guaranty of Payment with respect to the obligations of such Foreign Subsidiary (provided that there shall be no adverse tax consequences or adverse legal impact); (vi) such Foreign Subsidiary and each such Foreign Affiliate that shall become a Guarantor of Payment shall have executed such Security Documents as may be required by Agent, in its sole discretion (provided that there shall be no adverse tax consequences or adverse legal impact); and (vii) TCC and such Foreign Subsidiary and such Foreign Affiliate that shall become a Foreign Guarantor of Payment shall have provided to Agent such corporate governance and authorization documents and an opinion of counsel as may be deemed necessary or advisable by Agent.

         (b) Upon satisfaction by TCC and any such Foreign Subsidiary of the requirements set forth in subpart (a) above and Agent's satisfaction that the addition of such Foreign Borrower and the creation of any Special Foreign Commitment is appropriately documented pursuant to this Agreement and the Loan Documents, Agent shall promptly notify TCC and the Lenders, whereupon such Foreign Subsidiary shall be designated a "Foreign Borrower" pursuant to the terms and conditions of this Agreement, and such Foreign Subsidiary shall become bound by all representations, warranties, covenants, provisions and conditions of this Agreement and each other Loan Document applicable to the Foreign Borrowers as if such Foreign Borrower had been the original party making such representations, warranties and covenants.

         Section 2.8. Payment on Notes and Other Obligations.

         (a) Payments Generally. Each payment made hereunder by a Credit Party shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever.

         (b) Payments in Alternate Currency. With respect to any Alternate Currency Loan, all payments (including prepayments) to any Lender of the principal of or interest on such Alternate Currency Loan shall be made in the same Alternate Currency as the original Loan. All such payments shall be remitted by the appropriate Borrower to Agent, at the address of Agent for notices referred to in Section 10.4 hereof (or at such other office or account as designated in writing by Agent to such Borrower and TCC), for the account of the Lenders not later than 1:00 P.M. (Eastern time) on the due date thereof in same day funds; provided that Canadian Borrower shall provide payments of interest, fees and principal directly to Canadian Lender. Any payments received by Agent after 1:00 P.M. (Eastern time) shall be deemed to have been made and received on the next following Business Day.

         (c) Payments in Dollars. With respect to (i) any Loan (other than an Alternate Currency Loan), or (ii) any other payment to Agent and the Lenders that shall not be covered by subsection (b) above, all such payments (including prepayments) to Agent of the principal of or interest on such Loan or other payment, including but not limited to principal, interest, fees or any other amount owed by any Borrower under this Agreement, shall be made in Dollars. All payments described in this subsection (c) shall be remitted to Agent, at the address of Agent for notices referred to in Section 10.4 hereof, for the account of the Lenders not later than 1:00 P.M. (Eastern time) on the due date thereof in immediately available funds. Any such payments received by Agent after 1:00 P.M. (Eastern time) shall be deemed to have been made and received on the next following Business Day.

         (d) Payments to the Lenders. Upon Agent's receipt of payments hereunder, Agent shall immediately distribute to each Lender its ratable share, if any, of the amount of principal, interest, and commitment and other fees received by it for the account of such Lender. The Special Foreign Lender with respect to any Special Foreign Commitment shall receive the payments of principal, interest and commitment and other fees with respect to such Special Foreign Commitment. Payments received by Agent in Dollars shall be delivered to the Lenders in Dollars in immediately available funds. Payments received by Agent in any Alternate Currency shall be delivered to the Lenders in such Alternate Currency in same day funds. Each Lender shall record any principal, interest or other payment, the principal amounts of Base Rate Loans and LIBOR Fixed Rate Loans, the type of currency for each Loan, all prepayments and the applicable dates, including Interest Periods, with respect to the Loans made, and payments received by such Lender, by such method as such Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of Borrowers under the Notes. The aggregate unpaid amount of Loans, types of Loans, Interest Periods and similar information with respect to the Loans and Letters of Credit set forth on the records of Agent shall be rebuttably presumptive evidence with respect to such information, including the amounts of principal and interest owing and unpaid on each Note.

         (e) Timing of Payments. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Note, shall be stated to be due on a day that shall not be a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Note; provided, however, that, with respect to any LIBOR Fixed Rate Loan, if the next succeeding Business Day falls in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

         Section 2.9. Prepayment.

         (a) Right to Prepay. Each Borrower shall have the right, at any time or from time to time, to prepay, on a pro rata basis for all of the Lenders, all or any part of the principal amount of the Revolving Credit Notes, the Swing Line Note or the Term Notes then outstanding, as designated by such Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment and any amount payable under Article III hereof with respect to the amount being prepaid. Each prepayment of a Term Loan shall be applied to the principal payments thereof in the inverse order of maturities.

         (b) Notice of Prepayment. TCC shall give Agent written notice of prepayment of any Base Rate Loan by not later than 1:00 P.M. (Eastern time) on the Business Day such repayment is to be made and written notice of the prepayment of any LIBOR Fixed Rate Loan not later than 1:00 P.M. (Eastern time) three Business Days prior to the Business Day on which such prepayment is to be made.

         (c) Minimum Amount. Each prepayment of a LIBOR Fixed Rate Loan by a Borrower shall be in the aggregate principal amount of not less than Three Million Dollars ($3,000,000) (or, with respect to an Alternate Currency Loan, the Dollar Equivalent of such amount), except in the case of a mandatory prepayment in connection with Section 2.12 hereof or Article III hereof.

         Section 2.10. Commitment and Other Fees; Reduction of Commitment.

         (a) Commitment Fee.

                  (i) General Revolving Credit Commitment. TCC shall pay to Agent, for the ratable account of the Lenders (other than a Special Foreign Lender), as a consideration for the Revolving Credit Commitments (excluding the Special Foreign Commitments), a commitment fee from the date hereof to and including the last day of the Commitment Period at a rate per annum equal to (i) the Applicable Commitment Fee Rate in effect on the last day of the quarter for which such commitment fee is being paid, times (ii) (A) the average daily Total Revolving Commitment Amount (excluding the Special Foreign Commitments) in effect during such quarter minus (B) the average daily Revolving Credit Exposure (excluding the Canadian Exposure and any other portion of the Revolving Credit Exposure that includes outstandings with respect to a Special Foreign Commitment) during such quarter. The commitment fee shall be payable in arrears, commencing July 31, 2002 and continuing on each Regularly Scheduled Payment Date thereafter, and on the last day of the Commitment Period.

                  (ii) Special Foreign Commitments. TCC shall pay to Agent, for the ratable account of the Special Foreign Lenders, as a consideration for the Special Foreign Commitments, a commitment fee from the date hereof to and including the last day of the Commitment Period at a rate per annum equal to (i) the Applicable Commitment Fee Rate in effect on the last day of the quarter for which such commitment fee is being paid, times (ii) (A) the average daily amount of the Special Foreign Commitments in effect during such quarter minus (B) the average daily Canadian Exposure and any other portion of the Revolving Credit Exposure that includes outstandings with respect to a Special Foreign Commitment during such quarter. The commitment fee shall be payable in arrears, commencing July 31, 2002 and continuing on each Regularly Scheduled Payment Date thereafter, and on the last day of the Commitment Period.

         (b) Agent Fee. TCC shall pay to Agent, for its sole benefit, the fees set forth in the Agent Fee Letter.

         (c) Acceptance Fee. Canadian Borrower shall pay to Canadian Lender, for its sole benefit, upon acceptance of each Bankers' Acceptance, an acceptance fee at a rate per annum (based on a year having three hundred sixty-five (365) days) calculated by multiplying the

Applicable Margin by the face amount of such Bankers' Acceptance. Such acceptance fee shall be non-refundable, shall be earned upon such acceptance, and may be deducted from the Discount Proceeds of such Bankers' Acceptance.

         (d) Delayed Delivery Fee. If Provision Compliance shall not have occurred on or before May 31, 2002, TCC shall pay to Agent, for the pro rata benefit of the Lenders, based upon each Lender's pro rata share of the Total Commitment Amount, a fee equal to Two Hundred Fifty Thousand Dollars ($250,000) (the "Delayed Delivery Fee"). Thereafter, TCC shall pay an additional Delayed Delivery Fee on the last day of each succeeding month until the Provision Compliance Date.

         (e) Optional Reduction of Commitment. TCC may, at any time or from time to time, permanently reduce in whole or ratably in part the Total Revolving Commitment Amount to an amount not less than the Revolving Credit Exposure, by giving Agent not fewer than three Business Days' notice of such reduction, provided that any such partial reduction shall be in an aggregate amount, for all of the Lenders, of not less than Five Million Dollars ($5,000,000). Agent shall promptly notify each Lender of the date of each such reduction and such Lender's proportionate share thereof. After each such reduction, the commitment fees payable hereunder shall be calculated upon the Total Revolving Commitment Amount as so reduced. If TCC shall reduce in whole the Commitment of the Lenders, on the effective date of such reduction (Borrowers having prepaid in full the unpaid principal balance, if any, of the Notes, together with all interest and facility and other fees accrued and unpaid, and provided that no Letter of Credit Exposure shall exist), all of the Notes shall be delivered to Agent marked "Canceled" and Agent shall redeliver such Notes to the appropriate Borrowers. Any partial reduction in the Total Revolving Commitment Amount shall be effective during the remainder of the Commitment Period.

         Section 2.11. Computation of Interest and Fees.

         (a) Generally. Interest on Loans and commitment and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed.

         (b) Interest Act (Canada). For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein and therein, as applicable, to be computed on the basis of a year having three hundred sixty (360) days or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by three hundred sixty (360) or such other period of time, respectively.

         Section 2.12. Mandatory Payment. If, at any time, (a) the Revolving Credit Exposure shall exceed the Total Revolving Commitment Amount, the appropriate Borrowers shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Loans sufficient to bring the Revolving Credit Exposure within the Total Revolving Commitment Amount, (b) the Foreign Borrower Revolving Exposure shall exceed the

Foreign Borrower Maximum Revolving Amount, the appropriate Borrowers shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of FB Revolving Loans to bring the Foreign Borrower Revolving Exposure within the Foreign Borrower Maximum Revolving Amount, or (c) the amount of any Special Foreign Commitment shall be exceeded, the Borrower with such Special Foreign Commitment shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Loans sufficient to cause such Special Foreign Commitment to no longer be exceeded. Any prepayment of a LIBOR Fixed Rate Loan pursuant to this Section 2.12 shall be subject to the prepayment fees set forth in Article III hereof.

         Section 2.13. Adjustments to Revolving Credit Commitments.

         (a) Addition of Special Foreign Commitment. In the event that Agent (with the consent of TCC, which consent shall not be unreasonably withheld) shall determine that, due to tax or other reasons, it is preferable for a Lender or Lenders located in a certain foreign jurisdiction (the "Selected Foreign Bank") to make the loans to a Foreign Borrower located in that jurisdiction (the "Selected Foreign Loans"), then, with the consent of the Selected Foreign Bank, Agent may either (a) adjust the ratable shares of the Lenders in the Selected Foreign Loans, and the remaining FB Revolving Loans (or the USB Revolving Loans in the event that there are insufficient FB Revolving Loans to make the adjustment) such that each Lender shall have an interest in the aggregate amount of outstanding Revolving Loans and FB Revolving Loans that is equal to such Lender's Applicable Commitment Percentage, or (b) amend this Agreement to add a new special foreign borrower revolving loan provision in Section 2.2(d)(ii)(B) hereof (and any appropriate definitions relating to such provision) similar to
Section 2.2(d)(ii)(A) hereof. Borrowers and the Lenders agree to execute such amendment so long as such amendment is limited to the foregoing.

         (b) Reduction or Elimination of Special Foreign Commitment. Borrower shall have the right to request that any Special Foreign Lender terminate or reduce its Special Foreign Commitment (the amount of such elimination or reduction hereinafter referred to as the "Converted Amount") and replace such Special Foreign Commitment by increasing the General Revolving Credit Commitment Amount by the Converted Amount (the "Adjustment"). The Special Foreign Commitment, or portion thereof, that is replaced by the increase in the General Revolving Credit Commitment Amount shall be referred to as the "Additional General Commitment". The Adjustment shall only be made if approved in writing by TCC, the Foreign Borrower or Foreign Borrowers with such Special Foreign Commitment, such Special Foreign Lender (and any affiliate of such Special Foreign Lender that shall agree to hold the Additional General Commitment) and Agent. After such approval, Agent shall have the right to recalculate the percentages with respect to the General Revolving Credit Commitment Amount and revise Schedule 1 to reflect such changes in percentages. After such revision, such Lender shall cease to be a Special Foreign Lender hereunder with respect to the Additional General Commitment (but will continue to be a Special Foreign Lender with respect to the remainder, if any, of its Special Foreign Commitment) and shall be a Lender with a pro rata share (calculated as aforesaid by Agent) of the General Revolving Credit Commitment Amount equal to the Converted Amount (in addition to any amount of the General Revolving Credit Commitment Amount held by such Lender prior to the Adjustment).

ARTICLE III. ADDITIONAL PROVISIONS RELATING TO LIBOR FIXED RATE
             LOANS; INCREASED CAPITAL; TAXES.

         Section 3.1. Requirements of Law.

         (a) If, after the Closing Date (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or (ii) the compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

                  (A) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any LIBOR Fixed Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Taxes and Excluded Taxes which are governed by Section 3.2 hereof);

                  (B) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate or the Alternate Currency Rate; or

                  (C) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining LIBOR Fixed Rate Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, TCC (and any Foreign Borrower to which such Loan was made) shall promptly pay to such Lender, promptly after receipt of a written request therefor, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subpart (a), it shall promptly notify TCC (with a copy to Agent) of the event by reason of which it has become so entitled.

         (b) If any Lender shall have determined that, after the Closing Date, the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy), then from time to time, upon submission by such Lender to TCC (with a copy to Agent) of a written request therefore (which includes the method for calculating such amount), TCC shall within thirty (30) days thereafter pay or cause to be paid to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) A certificate as to any additional amounts payable pursuant to this
Section 3.1 submitted by any Lender to TCC (with a copy to Agent) shall be conclusive absent manifest error. In determining any such additional amounts, such Lender may use any method of averaging and attribution that it (in its sole discretion) shall deem applicable. The obligations of Borrowers pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         Section 3.2. Taxes.

         (a) All payments made by any Credit Party under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of any Taxes or Other Taxes. If any Taxes or Other Taxes are required to be withheld from any amounts payable to Agent or any Lender thereunder, the amounts so payable to Agent or such Lender shall be increased to the extent necessary to yield to Agent or such Lender (after payment of all Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Loan Documents; provided, however, that no Credit Party shall be required to increase any such amounts payable to any Lender with respect to any Taxes (i) that are attributable to such Lender's failure to comply with the requirements of subpart (e) or (f) of this Section 3.2 and provided further that each Lender shall make all reasonable efforts to submit the appropriate form in order to become a Qualifying Lender.

         (b) In addition, Credit Parties shall pay Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Whenever any Taxes or Other Taxes are required to be withheld and paid by a Credit Party, such Credit Party shall timely withhold and pay such taxes to the relevant Governmental Authorities. As promptly as possible thereafter, TCC shall send to Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Credit Party showing payment thereof. If such Credit Party shall fail to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to Agent the required receipts or other required documentary evidence, TCC shall indemnify Agent and the Lenders on demand for any incremental taxes, interest or penalties that may become payable by Agent or any Lender as a result of any such failure.

         (d) If any Lender shall be so indemnified by a Credit Party, such Lender shall use reasonable efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts with respect to the amount paid by such Credit Party and shall reimburse such Credit Party to the extent, but only to the extent, that such Lender shall receive a refund with respect to the amount paid by such Credit Party or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Lender) of the United States or any state or subdivision thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Lender. If, at the time any audit of such Lender's income tax return is completed, such Lender determines, based on such audit, that it shall not have been entitled to the full amount of any refund reimbursed to such Credit Party as aforesaid or that its net income taxes shall not have been reduced by a credit or deduction for the full amount reimbursed to such Credit Party as aforesaid, such Credit Party, upon request of such Lender, shall promptly pay to such Lender the amount so refunded to which such Lender shall not have been so entitled, or the amount by which the net income taxes of such Lender shall not have been so reduced, as the case may be.

         (e) Each Lender that is not (i) a citizen or resident of the United States of America, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or (iii) any estate or trust that is subject to federal income taxation regardless of the source of its income (any such Person, a "Non-U.S. Bank") shall deliver to TCC and Agent two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Bank claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement with respect to such interest and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Bank claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Credit Parties under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Bank on or before the date it becomes a party to this Agreement or such other Loan Document. In addition, each Non-U.S. Bank shall deliver such forms or appropriate replacements promptly upon the obsolescence or invalidity of any from previously delivered by such Non-U.S. Bank. Each Non-U.S. Bank shall promptly notify TCC at any time it determines that it is no longer in a position to provide any previously delivered certificate to TCC (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this subpart (e), a Non-U.S. Bank shall not be required to deliver any form pursuant to this subpart (e) that such Non-U.S. Bank is not legally able to deliver.

         (f) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which a Credit Party is located, or any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document shall use reasonable efforts to deliver to TCC (with a copy to the Agent), at the time or times prescribed by applicable law or reasonably requested by TCC, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided, that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

         (g) The Lenders will use diligence in paying their respective tax obligations in order to avoid, if possible, penalties with respect to a delay in payment.

         (h) The agreements in this Section shall survive the termination of the Loan Documents and the payment of the Loans and all other amounts payable hereunder.

         Section 3.3. Funding Losses. TCC agrees to indemnify each Lender, promptly after receipt of a written request therefor, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by a Borrower in making a borrowing of, conversion into or continuation of LIBOR Fixed Rate Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement,
(b) default by a Borrower in making any prepayment of or conversion from LIBOR Fixed Rate Loans after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of LIBOR Fixed Rate Loans on a day that is not the last day of an Interest Period with respect thereof or (d) any conversion of LIBOR Fixed Rate Loans to a Base Rate Loan pursuant to Section 3.5 hereof on a day that is not the last day of an Interest Period with respect thereto. Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amounts so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the appropriate London interbank market. A certificate as to any amounts payable pursuant to this Section submitted to TCC by any Lender shall be conclusive absent manifest error. This covenant shall survive the payment in full of all of the Debt and the termination of the Commitment.

         Section 3.4. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.1 or 3.2(a) hereof with respect to such Lender, it will, if requested by TCC, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office (or an affiliate of such Lender, if practical for such Lender) for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section
3.1 or 3.2(a) hereof.

         Section 3.5. Eurodollar Rate or Alternate Currency Rate Lending Unlawful; Inability to Determine Rate.

         (a) If any Lender shall determine (which determination shall, upon notice thereof to TCC and Agent, be conclusive and binding on Borrowers) that, after the Closing Date, (i) the introduction of or any change in or in the interpretation of any law makes it unlawful, or (ii) any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert (if permitted pursuant to this Agreement) any Loan into, a LIBOR Fixed Rate Loan, the obligations of such Lender to make, continue or convert any such LIBOR Fixed Rate Loan shall, upon such determination, be suspended until such Lender shall notify Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBOR Fixed

Rate Loans payable to such Lender shall automatically convert (if conversion is permitted under this Agreement) into a Base Rate Loan, or be repaid (if no conversion is permitted) at the end of the then current Interest Periods with respect thereto or sooner, if required by law or such assertion.

         (b) If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate or Alternate Currency Rate for any requested Interest Period with respect to a proposed LIBOR Fixed Rate Loan, or that the Eurodollar Rate or Alternate Currency Rate for any requested Interest Period with respect to a proposed LIBOR Fixed Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Agent will promptly so notify TCC and each Lender. Thereafter, the obligation of the Lenders to make or maintain such LIBOR Fixed Rate Loan shall be suspended until Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, TCC may revoke any pending request for a borrowing of, conversion to or continuation of such LIBOR Fixed Rate Loan or, failing that, will be deemed to have converted such request into a request for a borrowing of a Base Rate Loan in the amount specified therein.

         Section 3.6. Replacement of Lenders. TCC shall be permitted to replace any Lender that requests reimbursement for amounts owing pursuant to Section 3.1 or 3.2(a), or asserts its inability to make a LIBOR Fixed Rate Loan pursuant to
Section 3.5 hereof; provided that (a) such replacement does not conflict with any Requirement of Law, (b) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (c) prior to any such replacement, such Lender shall have taken no action under Section 3.4 so as to eliminate the continued need for payment of amounts owing pursuant to Section
3.1 or 3.2(a) or, if it has taken any action, such request has still been made,
(d) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement and assume all commitments and obligations of such replaced Lender,
(e) TCC shall be liable to such replaced Lender under Section 3.3 if any Alternate Currency Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (f) the replacement financial institution, if not already a Lender, shall be satisfactory to the Agent, (g) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.10 hereof (provided that TCC (or the succeeding Lender, if such Lender is willing) shall be obligated to pay the assignment fee referred to therein), and (h) until such time as such replacement shall be consummated, TCC shall pay all additional amounts (if any) required pursuant to Section 3.1 or 3.2(a), as the case may be.


                        ARTICLE IV. CONDITIONS PRECEDENT

         Section 4.1. Conditions to Each Credit Event. The obligation of the Lenders to participate in any Credit Event shall be conditioned, in the case of each Credit Event, upon the following:

         (a) all conditions precedent as listed in Section 4.2 hereof required to be satisfied prior to the first Credit Event shall have been satisfied prior to or as of the first Credit Event;

         (b) TCC or the appropriate Foreign Borrower shall have submitted a Notice of Loan (or with respect to a Letter of Credit, complied with the provisions of Section 2.2(b) hereof) and otherwise complied with Section 2.6 hereof;

         (c) no Default or Event of Default shall then exist or immediately after the making, conversion or continuation of the Loan or issuance of the Letter of Credit would exist; and

         (d) each of the representations and warranties contained in Article VI hereof shall be true in all material respects as if made on and as of the date of the making, conversion or continuation of such Loan, or the issuance of the Letter of Credit, except to the extent that any thereof expressly relate to an earlier date.

         Each request by a Borrower for the making of a Loan, conversion of a Eurodollar Loan or Base Rate Loan or continuation of a Eurodollar Loan, or the issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by such Borrower as of the date of such request as to the facts specified in subparts (c) and (d) above.

         Section 4.2. Conditions to the First Credit Event. The obligation of the Lenders to participate in the first Credit Event is subject to Borrowers satisfying each of the following conditions prior to or concurrently with such Credit Event:

         (a) Notes. TCC shall have executed and delivered to each Lender its U.S. Borrower Revolving Credit Note and its U.S. Borrower Term Note and shall have executed and delivered to Agent the Swing Line Note, each Foreign Borrower designated as a Foreign Borrower on the Closing Date shall have executed and delivered to each Lender its Foreign Borrower Revolving Credit Note, and UK Term Borrower shall have executed and delivered to each Lender its Foreign Borrower Term Note.

         (b) Guaranties of Payment of Debt. Each Guarantor of Payment shall have executed and delivered its Guaranty of Payment to Agent and TCC shall have executed and delivered the Parent Guaranty of Payment to Agent.

         (c) Security Documents.

             (i) TCC and each Domestic Guarantor of Payment shall have executed and delivered to Agent:

                 (A) a Security Agreement;

                 (B) an Intellectual Property Collateral Assignment Agreement
              (if such Company owns any intellectual property);

                 (C) a Pledge Agreement, together with delivery of the share certificates or other evidence of equity interest referenced therein (if such Company owns such an equity interest); and

                 (D) appropriate Landlord's Agreements, duly executed by the appropriate lessors, with respect to each location (in the United States) of TCC or such Domestic Guarantor of Payment not owned by TCC or such Domestic Guarantor of Payment, where any of the collateral securing any part of the Debt is located and which is identified on Schedule 6 hereto.

              (ii) Each Foreign Borrower shall have executed such Security Documents as may be required by Agent and the Required Lenders and each Foreign Affiliate of such Foreign Borrower shall have executed a Guaranty of Payment and such Security Documents as may be required by Agent and the Required Lenders.

         (d) Officer's Certificate, Resolutions, Organizational Documents. Each Borrower and Guarantor of Payment shall have delivered to Agent a secretary's certificate (or comparable domestic or foreign documents) certifying the names of the officers of such Borrower or Guarantor of Payment authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (i) the resolutions of the board of directors (or comparable domestic or foreign documents) of each Borrower and Guarantor of Payment evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which such Borrower or Guarantor of Payment, as the case may be, is a party, and (ii) the Organizational Documents of each Borrower and Guarantor of Payment.

         (e) Legal Opinion. Borrowers shall have delivered to Agent and the Lenders an opinion of Latham & Watkins in the form attached hereto as Exhibit J and opinions of any other foreign counsel deemed necessary by Agent, each in form and substance satisfactory to Agent.

         (f) Good Standing and Full Force and Effect Certificates. Borrowers shall have delivered to Agent a good standing certificate or full force and effect certificate (or a comparable foreign document), as the case may be, for each Borrower and Guarantor of Payment listed on Schedule 3 hereto, issued on or about the Closing Date by the Secretary of State (or comparable Governmental Authority) in the state(s) (or foreign locations) where such Borrower or Guarantor of Payment is incorporated or formed.

         (g) Closing and Legal Fees; Agent Fee Letter. TCC shall have paid (i) to Agent, for the benefit of the Lenders, the fees agreed to between TCC and Agent; (ii) to Agent, for its sole benefit, the fees set forth in the Agent Fee Letter; and (iii) all legal fees and expenses of Agent in connection with the preparation and negotiation of the Loan Documents upon the receipt of an invoice or invoices.

         (h) Lien Searches and Discharges.

             (i) U.S. Searches. With respect to the property owned or leased by TCC and each Domestic Guarantor of Payment, TCC shall have caused to be delivered to Agent (A) the results of U.C.C. lien searches, satisfactory to Agent and the Lenders; (B) the results of federal and state tax lien and judicial lien searches, satisfactory to Agent and the Lenders; and (C) U.C.C. termination statements reflecting termination of all financing statements previously filed by any party other than Agent that has a security interest in any part of the collateral or any other property securing the Debt and that is not expressly permitted pursuant to this Agreement.

             (ii) Canadian Searches. With respect to property owned or leased by Canadian Borrower and each Guarantor of Payment with respect to the Canadian Commitment, except with respect to such property located in Ontario, which shall be governed by Section 4.3 below, Canadian Borrower shall have caused to be delivered to Agent (A) the results of searches conducted under the Personal Property Security Act in effect in the Province of Nova Scotia and such other jurisdictions in which any Canadian Credit Party may be organized or incorporated or have personal property (collectively, the "PPSA"), the Register of Personal and Movable Real Rights (Quebec), Execution Act, Bank Act, Bankruptcy and Insolvency Act and under applicable corporate and partnership statutes then in effect in relevant jurisdictions in Canada, (B) acknowledgment/verification copies of proper financing statements and applications for registration, duly filed on or before the Closing Date under the PPSA and in the Quebec Register of Personal and Moveable Real Rights, as the Agent may deem necessary or desirable in order to perfect (or publish in Quebec) the Liens with respect to the Canadian Commitment, and (C) duly executed PPSA financing change statements and voluntary discharges for filing under the Civil Code of Quebec, and such other instruments, in form and substance satisfactory to Agent, as shall be necessary to terminate and satisfy all Liens on the property of the Canadian Borrower and each Guarantor of Payment with respect to the Canadian Commitment, except Permitted Liens.

         (i) Closing Certificate. Borrowers shall have delivered to Agent an officer's certificate certifying that, as of the Closing Date, (i) all conditions precedent set forth in this Article IV have been satisfied, (ii) no Default or Event of Default exists nor immediately after the making of the first Loan or issuance of the first Letter of Credit will exist, and (iii) each of the representations and warranties contained in Article VI hereof are true and correct in all material respects as of the Closing Date.

         (j) Letter of Direction. TCC shall have delivered to Agent a letter of direction authorizing Agent, on behalf of the Lenders, to disburse the proceeds of the Loans, which includes the transfer of funds under this Agreement and wire instructions setting forth the locations to which such funds shall be sent.

         (k) Existing Credit Agreement. Borrowers shall have terminated the Revolving Credit Agreement by and among TCC, the lenders party thereto from time to time, and KeyBank National Association, as agent, dated as of September 15, 1997, as amended, which termination shall be deemed to have occurred concurrent with payment in full of all of the Indebtedness outstanding thereunder and termination of the commitments stated therein.

         (l) Payment of Certain Debt and Release of Liens. The Biocompatibles Notes and the National Westminster Bank Plc Notes shall have been paid in full and all Liens securing or created in connection with such Indebtedness shall have been terminated.

         (m) Insurance Certificates. TCC shall have delivered to Agent evidence of insurance on ACCORD 27 form and otherwise satisfactory to Agent of adequate personal property and liability insurance of TCC and each Domestic Guarantor of Payment, with Agent listed as loss payee and additional insured.

         (n) No Material Adverse Change. No material adverse change, in the opinion of Agent, shall have occurred in the financial condition, operations or prospects of TCC and its Subsidiaries since October 31, 2001.

         (o) Bankers' Acceptances. Canadian Lender shall have received the Bankers' Acceptance Agreement and pre-signed Bankers' Acceptances in a number determined by Canadian Lender.

         (p) Miscellaneous. TCC shall have provided to Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by Agent or the Lenders.

         Section 4.3. Post-Closing Conditions. On or before each of the dates specified in this Section 4.3, Borrowers shall satisfy each of the items specified in the subparts below:

         (a) Canadian Searches. With respect to the personal property owned by Canadian Borrower in the Province of Ontario, Canadian Borrower shall have caused to be delivered to Agent, (i) on or before ten Business Days (or such longer period of time as shall be agreed to in writing by Agent) following the day upon which registrations or searches can first be made under the PPSA (Ontario) (A) the results of searches conducted under the PPSA (Ontario), (B) acknowledgment/verification copies of proper financing statements filed under the PPSA (Ontario) naming Canadian Borrower as debtor and Collateral Agent as secured party, and (C) duly executed PPSA (Ontario) financing change statements, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens, except Permitted Liens, on the property of the Canadian Borrower in the Province of Ontario and (ii) within ten Business Days of the New Search/Registration Date (or such longer period of time as shall be agreed to in writing by Agent), estoppel acknowledgments executed by those Persons named as secured parties in registrations made under the PPSA (Ontario) prior to the registrations made by the Collateral Agent thereunder which have not indicated an intention to limit the personal property collateral to which this registration relates to such property that may be subject to Permitted Liens.

         (b) Huntington Beach Landlord Agreement. TCC shall deliver to Agent the Huntington Beach Landlord Agreement, in form and substance satisfactory to Agent, on or before fifteen (15) Business Days (or such longer period of time as shall be agreed to in writing by Agent) following the Closing Date.

         (c) Additional Lien Searches. TCC shall deliver to Agent, within five Business Days after the Closing Date (or such longer period of time as shall be agreed to in writing by Agent), the results of such U.C.C. lien searches, federal and state tax lien searches and judicial searches as Agent, in its sole discretion, may require; provided that Agent shall notify TCC of such requested searches on or prior to the Closing Date.

         (d) Foothill Capital Corporation Liens. TCC shall deliver to Agent, within five Business Days after the Closing Date (or such longer period of time as shall be agreed to in writing by Agent), duly executed PPSA financing change statements and such other instruments, in form and substance satisfactory to Agent, as shall be necessary to terminate and satisfy all Liens created with respect to any obligations owing by any Canadian Credit Party to Foothill Capital Corporation.


                              ARTICLE V. COVENANTS

         Section 5.1. Insurance. Each Company shall at all times maintain insurance upon its personal and real property in such form, written by such companies, in such amounts, for such period, and against such risks as are customary for similarly sized companies engaged in the same or similar business, for payment of all losses thereunder to Agent and such Company as their interests may appear (loss payable endorsement in favor of Agent, for the benefit of the Lenders). Any such policies of insurance shall provide for no fewer than thirty (30) days prior written notice of cancellation to Agent. Any sums in excess of the Dollar Equivalent of Five Million Dollars ($5,000,000) received by Agent in payment of insurance losses, returns, or unearned premiums under the policies may, at the option of the Required Lenders, if an Event of Default exists, be applied upon any Debt whether or not the same is then due and payable, or may be delivered to the Company that owns the damaged property for the purpose of replacing, repairing, or restoring the insured property. In all other cases, such amounts shall be paid to TCC. Agent is hereby authorized to act as attorney-in-fact for TCC and each Domestic Guarantor of Payment in obtaining, adjusting, settling and canceling such insurance and indorsing any drafts if an Event of Default exists. In the event of failure to provide such insurance as herein provided, Agent may, at its option, provide such insurance and TCC or the Domestic Guarantor of Payment, as the case may be, shall pay to Agent, upon demand, the cost thereof. Should TCC or the Domestic Guarantor of Payment, as the case may be, fail to pay such sum to Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate. Within ten days of any Lender's written request, TCC shall furnish to Agent and such Lender such information regarding any Company's insurance as such Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Lender and certified by a Responsible Officer of TCC.

         Section 5.2. Money Obligations. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments, governmental charges and levies including, without limitation, all employee source deductions and employer contributions and premiums required to be paid on account of its employees pursuant to applicable law (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate provisions have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject (provided that, in respect to any Non-Credit Party, this subpart (a) shall only apply to material taxes, assessments and governmental charges); (b) in the case of TCC and each Domestic Subsidiary, all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. 206-207) or any comparable provisions, except the nonpayment of which would not have a Material Adverse Effect; and (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate provisions have been established in accordance with GAAP) before such payment becomes overdue, except the nonpayment of which would not cause a Material Adverse Effect.

         Section 5.3. Financial Statements. Borrowers shall furnish to Agent, with enough copies for each Lender (for the purposes of this Section 5.3, Borrowers may provide such information to Agent electronically, in form, substance and transmission acceptable to Agent):

         (a) within forty-five (45) days after the end of each fiscal quarter of TCC, unaudited balance sheets of TCC as of the end of such period and statements of income (loss), for the quarter and fiscal year to date periods, and statements of cash flows for the fiscal year to date period all prepared on a Consolidated and, upon the request of Agent or any Lender (so long as the request is made to TCC by Agent), consolidating basis, in accordance with GAAP, and in reasonable form and detail;

         (b) within ninety (90) days after the end of each fiscal year of TCC, an annual audit report of TCC for that year prepared on a Consolidated basis, in accordance with GAAP, and certified by an independent public accountant satisfactory to Agent, which report shall include balance sheets and statements of income (loss), stockholders' equity and cash-flow for that period, together with unaudited financial statements of TCC prepared on a consolidating basis, in form and detail satisfactory to Agent, which financial statements shall include balance sheets and statements of income (loss) and cash flow for that period;

         (c) concurrently with delivery of the financial statements set forth in subsections (a) and (b) above, a Compliance Certificate;

         (d) within ninety (90) days after the delivery of the annual financial statements in subsection (b) above, a copy of any management report, letter or similar writing furnished to TCC by the accountants in respect of the Companies' systems, operations, financial condition or properties, if any;

         (e) within ninety (90) days after the end of each fiscal year of Borrowers, annual projections of TCC and its Subsidiaries for the then current fiscal year and the next succeeding fiscal year, to be in form acceptable to Agent;

         (f) as soon as available, copies of all notices, reports, definitive proxy or other statements and other documents sent by TCC to its shareholders, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by TCC (in final form) to any securities exchange or over the counter authority or system, or to the SEC or any similar federal agency having regulatory jurisdiction over the issuance of any TCC's securities; and

         (g) within ten days of Agent's or any Lender's written request, such other information about the financial condition, properties and operations of any Company as Agent or such Lender may from time to time reasonably request, which information shall be submitted in form and detail reasonably satisfactory to Agent or such Lender and, if requested by Agent, certified by a Responsible Officer of the Company or Companies in question.

         Section 5.4. Financial Records. Each Company shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate provisions for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to such Company) permit Agent, or any representative of Agent, to examine that Company's books and records and to make excerpts therefrom and transcripts thereof.

         Section 5.5. Franchises. Each Company shall preserve and maintain at all times its existence, rights and franchises, except as otherwise permitted pursuant to Section 5.12 hereof and, with respect to rights and franchises, to the extent that the failure to maintain such rights and franchises will not have a Material Adverse Effect; provided that TCC may cause the dissolution of a Dormant Company.

         Section 5.6. ERISA Compliance. Neither TCC nor any Domestic Guarantor of Payment shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. TCC shall furnish to the Lenders (a) as soon as possible and in any event within thirty (30) days after TCC or any Domestic Guarantor of Payment knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a statement of a Financial Officer of TCC or such Domestic Guarantor of Payment, setting forth details as to such Reportable Event and the action that TCC or such Domestic Guarantor of Payment proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to TCC or such Domestic Guarantor of Payment, and (b) promptly after receipt thereof a copy of any notice TCC, any Domestic Guarantor of Payment, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by TCC or such Domestic Guarantor of Payment; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service. TCC shall promptly notify the Lenders of any material taxes assessed, proposed to be assessed or that TCC has reason to believe may be assessed against TCC or a Domestic Guarantor of Payment by the Internal Revenue Service with respect to any ERISA Plan. As used in this Section "material" means the measure of a matter of significance that shall be determined as being an amount equal to five percent (5%) of the Consolidated Net Worth. As soon as practicable, and in any event within twenty (20) days, after TCC or any Domestic Guarantor of Payment shall become aware that an ERISA Event, other than a Reportable Event, has occurred, TCC or such Domestic Guarantor of Payment shall provide Agent with notice of such ERISA Event with a certificate by a Financial Officer of TCC or such Domestic Guarantor of Payment setting forth the details of the event and the action TCC, such Domestic Guarantor of Payment or another Controlled Group member proposes to take with respect thereto; provided, however, that TCC or such Domestic Guarantor of Payment shall not be required to comply with the foregoing notice requirement if such ERISA Event results from the failure of a Controlled Group member to satisfy the requirement set forth in subsection (i) of the definition of ERISA Event, unless such ERISA Event has resulted or may result in a material adverse effect to the business or property of TCC or such Domestic Guarantor of Payment. TCC shall, at the request of Agent, deliver or cause to be delivered to Agent true and correct copies of any material documents relating to the ERISA Plan of TCC or any Domestic Guarantor of Payment, and reasonably deemed by Agent to be relevant to the purposes of this Agreement.

         Section 5.7. Financial Covenants.

         (a) Leverage Ratio. TCC shall not suffer or permit at any time the Leverage Ratio to exceed (i) 2.75 to 1.00 on the Closing Date through January 30, 2003, and (ii) 2.50 to 1.00 on January 31, 2003 and thereafter.

         (b) Capitalization Ratio. TCC shall not suffer or permit at any time the Capitalization Ratio to exceed .50 to 1.00.

         (c) Fixed Charge Coverage Ratio. TCC shall not suffer or permit at any time the Fixed Charge Coverage Ratio to be less than 1.30 to 1.00.

         Section 5.8. Borrowing. No Company shall create, incur or have any Indebtedness of any kind; provided that this Section shall not apply to the following (with the understanding that each exception below is an independent exception from each other exception):

         (a) the Loans, the Letters of Credit or any other Indebtedness under this Agreement or the other Loan Documents;

         (b) any loans granted to or capital leases entered into by any Company for the purchase or lease of fixed assets (and refinancings of such loans or capital leases), which loans and capital leases shall only be secured by the fixed assets being purchased, so long as the aggregate principal amount of all such loans and leases for all Companies shall not exceed Ten Million Dollars ($10,000,000) at any time outstanding;

         (c) the Indebtedness existing on the Closing Date as set forth in
Schedule 5.8 hereto (and any extension, renewal or refinancing thereof but only to the extent that the principal amount thereof shall not increase after the Closing Date);

         (d) Indebtedness under any Hedge Agreement, so long as such Hedge Agreement shall have been entered into in the ordinary course of business and not for speculative purposes;

         (e) loans to, investments in or guaranties issued to, a Company from a Company so long as each such Company shall be TCC or a Domestic Guarantor of Payment;

         (f) loans by any Company to, investments by any Company in or guaranties issued by any Company to, TCC or any Domestic Guarantor of Payment;

         (g) Permitted Foreign Subsidiary Loans and Investments;

         (h) the IRB;

         (i) additional unsecured Indebtedness of the Companies, to the extent not otherwise permitted pursuant to subparts (a) through (h) above, so long as
(i) no Default or Event of Default shall then exist or immediately after incurring such Indebtedness will exist, (ii) the Companies shall be in compliance with the financial covenants set forth in Section 5.7 hereof both immediately before and after giving pro forma effect to the incurrence of such Indebtedness, and (iii) the aggregate amount of all such Indebtedness at any time does not exceed Twenty Million Dollars ($20,000,000); or

         (j) in connection with an Acquisition permitted pursuant to Section
5.13 hereof, Subordinated Indebtedness owing by the Company so acquired (the "Target"), or the Company that is making the Acquisition, to the seller of the Target payable as part of the Consideration for the Acquisition (and refinancings with such seller), up to the aggregate amount, for all such Indebtedness of all Companies, of Five Million Dollars ($5,000,000) at any time outstanding.

         Section 5.9. Liens. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section shall not apply to the following (with the understanding that each exception below is an independent exception from each other exception):

         (a) Liens for taxes not yet due or that remain payable without penalty or that are being actively contested in good faith by appropriate proceedings and for which adequate provisions shall have been established in accordance with GAAP;

         (b) Permitted Liens;

         (c) the Liens existing on the Closing Date as set forth in Schedule 5.9 hereto and replacements, extensions, renewals, refundings or refinancings thereof, but only to the extent that the amount of debt secured thereby shall not be increased;

         (d) any Lien granted to Agent or Collateral Agent, for the benefit of Agent, Collateral Agent and the Lenders (including such Lien granted to Collateral Agent, for the benefit of Agent, Collateral Agent and a Lender or Lenders that shall have provided Hedge Agreements with respect to the Loans);

         (e) Liens on fixed assets securing the loans or capital leases pursuant to Section 5.8(b) hereof, provided that such Lien only attaches to the property being acquired or leased;

         (f) Subordinated Liens on assets of the Target (as defined in Section 5.8(j) hereof) securing the Indebtedness incurred pursuant to Section 5.8(j) hereof, provided that, if the Target merges with a Company, the security shall be limited to the real property, plant and equipment assets of the Target;

         (g) vendor Liens granted in the ordinary course of business in connection with the customary terms for purchase of materials, supplies and equipment in European countries; or

         (h) Liens up to the aggregate amount of Five Hundred Thousand Dollars ($500,000) not incurred in connection with the borrowing of money.

No Credit Party shall enter into any contract or agreement that would prohibit Agent or the Lenders from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of such Credit Party (other than contracts or agreements entered into in connection with the purchase or lease of fixed assets that prohibit Liens on such fixed assets, license agreements, or sale or other documents transferring title).

         Section 5.10. Regulations U and X. The Credit Parties shall not use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry margin stock (as defined in Regulation U or X of the Board of Governors of the Federal Reserve System, (ii) to repay or otherwise refinance Indebtedness of such Credit Party or others incurred to purchase or carry margin stock, or (iii) to extend credit for the purpose of purchasing or carrying any margin stock, in the case of each such preceding subpart, in violation of Regulation U or X of the Board of Governors of the Federal Reserve System.

         Section 5.11. Investments and Loans. No Company shall, without the prior written consent of Agent and the Required Lenders, (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or
(e) be or become a Guarantor of any kind; provided, that this Section shall not apply to the following (with the understanding that each exception below is an independent exception from each other exception):

                  (i) guarantees only for Indebtedness of the Companies incurred or permitted pursuant to this Agreement;

                  (ii) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

                  (iii) investments by the Companies in Cash Equivalents;

                  (iv) the holding of Subsidiaries listed on Schedule 6.1 hereto and investments therein existing on the Closing Date;

                  (v) loans to or investments in a Company by a Company so long as each such Company shall be TCC or a Domestic Guarantor of Payment;

                  (vi) advances to officers and employees of a Company to meet expenses incurred by such officers and employees in the ordinary course of such Company's business or in connection with employee relocation and in amounts at any time outstanding not exceeding Three Hundred Thousand Dollars ($300,000) to any one officer or employee and One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate for all such officers and employees;

                  (vii) any Permitted Investment or Permitted Foreign Subsidiary Loans and Investments;

                  (viii) the creation or acquisition of a Subsidiary so long as
         (A) in the case of the acquisition of a Subsidiary, such Subsidiary shall have been acquired in accordance with Section 5.13 hereof, and
         (B) such Subsidiary shall, if required pursuant to Section 5.20 hereof, promptly become a Guarantor of Payment and otherwise comply with the provisions of Section 5.20 hereof;

                  (ix) TCC's investment in shares of the common stock of Quidel Corporation that exists on the Closing Date;

                  (x) notes or other instruments received by the Companies from account debtors (other than any Company) that are experiencing financial difficulties; or

                  (xi) loans to subcontractors or suppliers (other than any Company) in the ordinary course of business.

         Section 5.12. Merger and Sale of Assets. No Company shall merge, amalgamate or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any assets to any Person other than in the ordinary course of business, except that, if no Event of Default shall then exist or immediately thereafter shall begin to exist:

         (a) any Domestic Subsidiary may merge with (i) TCC (provided that TCC shall be the continuing or surviving Person) or (ii) any one or more Domestic Guarantors of Payment;

         (b) any Domestic Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to (i) TCC or (ii) any Domestic Guarantor of Payment;

         (c) any Domestic Subsidiary (other than a Credit Party) may merge with or sell, lease, transfer or otherwise dispose of any of its assets to any other Domestic Subsidiary;

         (d) any Foreign Subsidiary may merge or amalgamate with a Credit Party provided that a Credit Party shall be the continuing or surviving Person and each Borrower shall be a continuing or surviving Person;

         (e) any Foreign Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to a Credit Party;

         (f) any Foreign Subsidiary other than a Credit Party may merge or amalgamate with or sell, lease, transfer or otherwise dispose of any of its assets to any other Foreign Subsidiary;

         (g) any Company may sell, lease, transfer or otherwise dispose of any assets that are obsolete or no longer useful in such Company's business; or

         (h) Acquisitions may be effected in accordance with the provisions of
Section 5.13 hereof.

         Section 5.13. Acquisitions. No Company shall effect an Acquisition; provided, however, that any Company may effect an Acquisition so long as:

         (a) in the case of a merger, amalgamation or other combination including a Borrower, such Borrower shall be the surviving entity;

         (b) in the case of a merger, amalgamation or other combination including a Credit Party (other than a Borrower), a Credit Party shall be the surviving entity;

         (c) the business to be acquired shall be similar to the lines of business of any Company;

         (d) no Default or Event of Default shall exist prior to or after giving effect to such Acquisition;

         (e) in the case of an Acquisition in which the aggregate Consideration to be paid shall be greater than Five Million Dollars ($5,000,000) and such Acquisition does not meet the requirements set forth in either subsection (f) or
(g) below, TCC shall have provided to Agent and the Lenders, at least twenty
(20) days prior to such Acquisition, historical financial statements of the target entity;

         (f) if, at the time of such Acquisition, (i) the Leverage Ratio (after giving effect to Funded Indebtedness resulting from such Acquisition) shall be less than 2.00 to 1.00 and (ii)(A) the aggregate Consideration to be paid for such Acquisition shall be equal to or greater than Twenty Million Dollars ($20,000,000) or (B) the aggregate Consideration to be paid for such Acquisition, when added to the aggregate Consideration paid for all Acquisitions made during the previous twelve-month period (excluding the aggregate Consideration paid in connection with the Biocompatibles Acquisition and any other Acquisitions completed prior to the Closing Date) shall be greater than or equal to Forty Million Dollars ($40,000,000), then TCC shall have (1) received the prior written consent of Agent and the Required Lenders and (2) provided to Agent and the Lenders, at least twenty (20) days prior to such Acquisition, historical financial statements of the target entity accompanied by a certificate of a Financial Officer of TCC showing pro forma compliance with
Section 5.7 hereof, both before and after giving effect to the proposed Acquisition; and

         (g) if, at the time of such Acquisition, (i) the Leverage Ratio (after giving effect to Funded Indebtedness incurred in connection with such Acquisition) shall be greater than or equal to 2.00 to 1.00 and (ii) (A) the aggregate Consideration to be paid for such Acquisition shall be equal to or greater than Fifteen Million Dollars ($15,000,000) or (B) the aggregate Consideration to be paid for such Acquisition, when added to the aggregate Consideration paid for all Acquisitions made during the previous twelve-month period (excluding the aggregate Consideration paid in connection with the Biocompatibles Acquisition and any other Acquisitions completed prior to the Closing Date) shall be greater than or equal to Thirty Million Dollars ($30,000,000), then TCC shall have (1) received the prior written consent of Agent and the Required Lenders and (2) provided to Agent and the Lenders, at least twenty (20) days prior to such Acquisition, historical financial statements of the target entity accompanied by a certificate of a Financial Officer of TCC showing pro forma compliance with
Section 5.7 hereof, both before and after giving effect to the proposed Acquisition.

         Section 5.14.  Notice.

         (a) Each Borrower shall cause a Responsible Officer of such Borrower to promptly notify Agent and the Lenders whenever a Default or Event of Default has occurred hereunder.

         (b) Each Credit Party shall cause a Responsible Officer of such Credit Party to promptly notify Agent and the Lenders whenever the Internal Revenue Service, or Canadian Customers and Revenue Agency or the provincial equivalent thereof, shall allege the nonpayment or underpayment of any tax by such Credit Party that would cause the filing of a federal tax lien on the assets of such Credit Party.

         Section 5.15. Environmental Compliance. Each Company shall comply in all material respects with any and all Environmental Laws. Each Company shall furnish to the Lenders, within seven days after receipt thereof, a copy of any written notice such Company receives from any Governmental Authority or private Person that any material litigation or proceeding pertaining to any environmental, health or safety matter (except for accident claims filed under workers compensation statutes) shall have been filed or, to the knowledge of such Company shall be threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of hazardous waste or solid waste on, under or at any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity action, administrative action or investigation whether brought by any Governmental Authority or private Person or otherwise. Each Borrower shall defend, indemnify and hold Agent and the Lenders harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys' fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law. Such indemnification shall survive any termination of this Agreement.

         Section 5.16. Affiliate Transactions. No Company shall, or shall permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Company on terms that are less favorable to such Company or such Subsidiary, as the case may be, than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit (a) the payment of customary and reasonable directors' fees to directors who are not employees of a Company or any Affiliate of a Company, or (b) any transaction between a Borrower and an Affiliate (if a Borrower or Guarantor of Payment) which such Borrower reasonably determines in good faith is beneficial to such Borrower and its Affiliates as a whole and which is not entered into for the purpose of hindering the exercise by Agent or the Lenders of their rights or remedies under this Agreement, including without limitation, transactions entered into as part of the Companies' global tax planning policies.

         Section 5.17. Use of Proceeds. Borrowers' use of the proceeds of the Notes shall be solely for working capital and other general corporate purposes of Borrowers and their respective Subsidiaries, and for Acquisitions permitted pursuant to this Agreement.

         Section 5.18. Capital Expenditures. The Companies shall not invest in Consolidated Capital Expenditures more than an aggregate amount equal to Thirty Million Dollars ($30,000,000) during each fiscal year of TCC.

         Section 5.19. Restricted Payments. Neither TCC nor any Subsidiary of TCC that is not a Wholly Owned Subsidiary of TCC will, directly or indirectly, declare, order, pay, make or set apart any sum or property for any Restricted Payment, except that such Company may make a Restricted Payment to the extent that, immediately after giving effect to such proposed action:

         (a) no Default or Event of Default shall exist or would exist; and

         (b) the aggregate amount of all such Restricted Payments during any fiscal quarter does not exceed One Million Two Hundred Fifty Thousand Dollars ($1,250,000); provided, however, that if the Leverage Ratio at the time of any Restricted Payment made or to be made during such fiscal quarter shall be less than to 2.00 to 1.00, additional Restricted Payments may be made up to a maximum aggregate amount, when added to all Restricted Payments made in the prior twelve months, of Twenty-Five Million Dollars ($25,000,000).

         Section 5.20. Subsidiary Guaranties and Security Documents.

         (a) Each Domestic Subsidiary that is not already a Credit Party shall immediately execute and deliver to Agent a Guaranty of Payment of all of the Debt and Security Documents securing all of the Debt; provided that a Domestic Subsidiary shall not be required (i) to execute and deliver a Guaranty of Payment or Security Documents so long as (A) the total assets of such Domestic Subsidiary shall be less than One Million Dollars ($1,000,000), and (B) the aggregate of the total assets of all such Domestic Subsidiaries with total asset values of less than One Million Dollars ($1,000,000) shall not exceed the aggregate amount of Three Million Dollars ($3,000,000) or (ii) grant any Lien in excess of sixty-five percent (65%) of any class of stock of any directly held Foreign Subsidiary, or any stock of any indirectly held Foreign Subsidiary. In the event that the total assets of any Domestic Subsidiary that shall not have executed a Guaranty of Payment or Security Documents in accordance with the preceding sentence shall at any time be equal to or greater than One Million Dollars ($1,000,000), TCC shall provide Agent and the Lenders with prompt written notice of such asset value and promptly provide Agent with a Guaranty of Payment and Security Documents with respect to such Domestic Subsidiary.

         (b) So long as there shall be no adverse tax consequences, each Foreign Affiliate of a Foreign Borrower that is not already a Credit Party shall immediately execute and deliver to Agent a Guaranty of Payment of all of the Debt of such Foreign Borrower and Security Documents securing such Indebtedness; provided that (i) such Foreign Affiliate shall be required to pledge shares of Foreign Subsidiaries that are organized under the laws of a country that is not the country in which such Foreign Borrower is organized unless Agent, in its sole discretion, determines that such pledge is impracticable in light of the value of such shares vis-a-vis the rest of the collateral, and the cost associated with the taking of a securing interest in such shares, and (ii) if
(A) the Foreign Borrower is other than a Borrower organized in Canada or England and (B) such Foreign Affiliate has total assets of less than the Dollar Equivalent of Five Million Dollars ($5,000,000), or, with respect to Canada or England, such Foreign Affiliate is a Dormant Company, such Foreign Subsidiary shall not be required to execute Security Documents unless required by Agent, in its sole discretion.

         (c) So long as there shall be no adverse tax consequences, each Foreign Subsidiary that (i) is not a Foreign Affiliate of a Foreign Borrower, (ii) is not CL-TINTERS Oy or CooperVision Oy, and (iii) has total assets in excess of Seven Million Five Hundred Thousand Dollars ($7,500,000) shall execute and deliver to Agent a Guaranty of Payment of the obligations of the UK Revolving Borrowers in an amount equal to no less than the amount of Non-Credit Party Exposure (to the extent not prohibited by law) with respect to such Foreign Subsidiary, and, if required by Agent, in its sole discretion, Security Documents.

         (d) So long as there shall be no adverse tax consequences, each Foreign Subsidiary that (i) is not a Foreign Affiliate of a Foreign Borrower and (ii)(A) the amount of the Non-Credit Party Exposure with respect to such Foreign Subsidiary exceeds Two Million Dollars ($2,000,000) or (B) the amount of the Non-Credit Party Exposure with respect to all such Foreign Subsidiaries exceeds Ten Million Dollars ($10,000,000) (provided that the Non-Credit Party Exposure referenced in subparts (a) and (b) of the definition of Permitted Foreign Subsidiary Loans and Investments shall be excluded from the calculation of the Ten Million Dollars ($10,000,000)) at any time, shall execute and deliver to Agent a Guaranty of Payment of the obligations of the UK Revolving Borrowers in an amount equal to no less than the amount of Non-Credit Party Exposure (to the extent not prohibited by law) with respect to such Foreign Subsidiary, and, if required by Agent, in its sole discretion, Security Documents.

         (e) Whenever the terms of this Section require that a Company provide a Guaranty of Payment or Security Documents, such agreements shall be in form and substance acceptable to Agent. The Companies shall also provide such corporate governance and authorization documents and an opinion of counsel as may be deemed necessary or advisable by Agent.

         Section 5.21. Amendment of Organizational Documents. No Credit Party shall amend its Organizational Documents in any manner that would affect the validity or enforceability of any Loan Document or the effectiveness or perfection of any security interest created under any Security Document, without the prior written consent of Agent and the Required Lenders.

         Section 5.22. Restrictive Agreements. Except as set forth in this Agreement, TCC shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any contract or agreement that restricts the ability of any Subsidiary to (a) make, directly or indirectly, any Capital Distribution to TCC, (b) make, directly or indirectly, loans or advances or capital contributions to TCC or (c) transfer, directly or indirectly, any of the properties or assets of such Subsidiary to TCC; except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices, or (iii) customary restrictions in security agreements or mortgages securing Indebtedness of a Company to the extent such restrictions shall only restrict the transfer of the property subject to such security agreement or mortgage.

         Section 5.23. Guaranty Under Material Indebtedness Agreement. No Company shall be or become a Guarantor of the Indebtedness incurred pursuant to any Material Indebtedness Agreement unless such Company shall also be a Guarantor of Payment under this Agreement prior to or concurrently therewith, (unless the execution of such guaranty of payment shall cause an adverse tax consequence).

         Section 5.24. Corporate Names and Location of Collateral. TCC shall, and shall cause each Credit Party to, comply with the following provisions:

         (a) no Borrower or Guarantor of Payment shall change its corporate name, unless, in each case, such Company shall provide Agent and the Lenders with at least thirty (30) days prior written notice thereof;

         (b) TCC shall provide Agent with written notification no later than (i) thirty (30) days after (A) any change in the location of the office where any material records of any Borrower or Guarantor of Payment pertaining to their accounts are kept or (B) any change in the chief executive office of any Credit Party and (ii) thirty (30) days prior to (A) the change in the location of the office where any material records of any Canadian Credit Party pertaining to accounts are kept or (B) any change in the chief executive office or domicile (within the meaning of the Civil Code of Quebec) of any Canadian Credit Party;

         (c) TCC shall provide Agent with twenty (20) days prior written notice of any new location where any inventory or equipment of any Credit Party with an aggregate value of greater than One Million Dollars ($1,000,000) is to be maintained; and

         (d) in the event of any of the foregoing, Agent may file such new U.C.C. financing statements (or, in the case of filings made in Canada, filings made pursuant to (i) the PPSA, financing statements and financing change statements, and (ii) the Civil Code of Quebec, applications for registration, financing changes to applications and applications for registration) describing any collateral securing the Debt and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in Agent's sole discretion, to perfect, publish or continue perfected or published the security interest and other Liens of Collateral Agent, for the benefit of Agent, Collateral Agent and the Lenders, in such collateral, based upon such new places of business, names or location of collateral. TCC shall pay all filing and recording fees and taxes in connection with the filing, publication or recordation of such financing statements and shall reimburse Agent in accordance with the terms hereof therefor if Agent pays the same. Such amounts shall be Related Expenses hereunder.

                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

         Section 6.1. Corporate Existence; Subsidiaries; Foreign Qualification.

         (a) Each Company domiciled in the United States is an entity duly organized, validly existing, and in good standing under the laws of its state of incorporation or organization and is duly qualified and authorized to do business and is in good standing as a foreign entity in each jurisdiction where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify will not cause or result in a Material Adverse Effect.

         (b) Each Company domiciled outside of the United States is an entity duly organized, validly existing, and in good standing (except as set forth on Schedule 6.1(b) hereto or as otherwise agreed to in writing by Agent) under the laws of its jurisdiction of incorporation or organization and is duly qualified and authorized to do business and is in good standing as a foreign entity in each jurisdiction where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify will not cause or result in a Material Adverse Effect.

         (c) As of the Closing Date, Schedule 6.1(c) hereto sets forth (i) each Company, (ii) each Company's state or jurisdiction of incorporation or organization, (iii) each state or other jurisdiction in which each Company is qualified to do business as a foreign entity, (iv) the capitalization of each Company as of the Closing Date, and (v) whether such Company is a Dormant Company.

         (d) As of the Closing Date, Schedule 6.1(d) hereto sets forth each (i) Domestic Guarantor of Payment that has assets less than One Million Dollars ($1,000,000) and each (ii) Foreign Subsidiary that has assets less than Seven Million Five Hundred Thousand Dollars ($7,500,000).

         (e) Each Canadian Credit Party that keeps records in the Province of Quebec shall at all times keep a duplicate copy thereof at a location outside of the Province of Quebec as designated on Schedule 6.19 hereto.

         Section 6.2. Corporate Authority. Each Credit Party has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which each Credit Party is a party have been duly authorized and approved by such Credit Party's board of directors or management committee, as applicable, and are the valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors rights or by general principles of equity limiting the availability of equitable remedies. The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 5.9 of this Agreement) upon any assets or property of any Credit Party under the provisions of, such Credit Party's Organizational Documents or any material agreement.

         Section 6.3. Compliance with Laws. Each Company:

         (a) holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from federal, state, local, and foreign governmental and regulatory bodies necessary for the conduct of its business and is in compliance with all applicable laws relating thereto, except where the failure to do so would not have or result in a Material Adverse Effect;

         (b) is in substantial compliance with all Environmental Laws and equal employment practices; and

         (c) is not in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound, except with respect to any violation or default that would not have or result in a Material Adverse Effect.

         Section 6.4. Litigation and Administrative Proceedings. Except as disclosed on Schedules 6.4 and 6.8 hereto, as to any of which, if determined adversely, would not be reasonably expected to have a Material Adverse Effect, there are (a) no lawsuits, actions, investigations, or other proceedings pending or, to the knowledge of TCC, threatened against any Company, or in respect of which any Company may have any liability, in any court or before any Governmental Authority, arbitration board, or other tribunal, and (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound.

         Section 6.5. Title to Assets. Each Company has good title to and ownership of all material property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.9 hereof.

         Section 6.6. Liens and Security Interests. On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is no financing statement (or instrument of similar effect) outstanding covering any personal property of any Company other than a financing statement (or instrument of similar effect) in favor of Agent or Collateral Agent on behalf of the Lenders; (b) there is no mortgage outstanding covering any real property of any Company; and (c) no real or personal property of any Company is subject to any security interest or Lien of any kind other than any security interest or Lien which may be granted to Agent or Collateral Agent on behalf of the Lenders.

         Section 6.7. Tax Returns. All federal, state, provincial and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges that are due and payable have been paid, except for those being diligently contested in good faith by appropriate proceedings or as otherwise permitted in Sections 5.9 hereof or when the failure to do so does not and will not cause or result in a Material Adverse Effect. The Consolidated provision for taxes on the books of TCC is expected to be adequate for all years not closed by applicable statutes and for the current fiscal year.

         Section 6.8. Environmental Laws. Except as set forth on Schedule 6.8 hereto, each Credit Party is in substantial compliance with any and all Environmental Laws applicable in any jurisdiction in which such Credit Party owns or operates, or has owned or operated, a facility, arranges or has arranged for disposal or treatment of hazardous substances or solid waste, accepts or has accepted for transport any hazardous substances or solid waste or holds or has held any interest in real property. Except as set forth on Schedule 6.8 hereto, no litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending (other than those related to Company facilities that are currently being cleaned up in accordance with Environmental Laws) or, to the best knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company. Except as set forth on Schedule 6.8 hereto, no release or, to the best knowledge of each Company, threatened release or disposal of hazardous waste or solid waste is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental
Laws), on, under or to any real property in which any Company holds any real property interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action or investigation whether brought by any Governmental Authority or private Person, or otherwise.

         Section 6.9. Employee Benefits Plans. No ERISA Event has occurred or is expected to occur with respect to an ERISA Plan. Full payment has been made of all amounts that a Controlled Group member is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each ERISA Plan. The liability of each Controlled Group member with respect to each ERISA Plan has been adequately funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. With respect to each ERISA Plan, no changes have occurred or are expected to occur that would cause a material adverse effect on TCC or any Domestic Guarantor of Payment. With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a): (a) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a), (b) the ERISA Plan and any associated trust have been amended to comply with in all material respects all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely), (c) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code
Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described

"remedial amendment period" has not yet expired, and (d) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972. Except as disclosed on Schedule 6.9 hereto, with respect to any Pension Plan, the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions") does not exceed the fair market value of Pension Plan assets.

         Section 6.10. Consents or Approvals. No consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person is required to be obtained or completed by any Company in connection with the execution, delivery or performance of any of the Loan Documents, except as contemplated hereby or thereby.

         Section 6.11. Solvency.

         (a) TCC. TCC has received consideration that is the reasonable equivalent value of the obligations and liabilities that TCC has incurred to the Lenders. TCC is not insolvent as defined in any applicable state, federal or relevant foreign statute, nor will TCC be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Lenders. TCC is not engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agent and the Lenders incurred hereunder. TCC does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

         (b) Foreign Borrowers. Each Foreign Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that such Foreign Borrower has incurred to the Lenders. No Foreign Borrower is insolvent as defined in any applicable state, federal or relevant foreign statute, nor will such Foreign Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Lenders. No Foreign Borrower has liabilities, including contingent liabilities, greater than its assets. No Foreign Borrower intends to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

         Section 6.12. Financial Statements. The October 31, 2001 and January 31, 2002 Consolidated financial statements of TCC, furnished to Agent and the Lenders, are true and complete, have been prepared in accordance with GAAP, and fairly present the Consolidated financial condition of the Companies as of the respective dates of such financial statements and the results of their operations for the periods then ending. Since January 31, 2002, there has been no material adverse change in the financial condition, properties or business of TCC and its Subsidiaries or any change in TCC's accounting procedures, other than those required by GAAP.

         Section 6.13. Undisclosed Liabilities. Neither any Borrower nor Guarantor of Payment has any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise, whether or not due), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments, except (a) as disclosed in the financial statements referred to in Section 6.12 hereof, obligations of Borrowers and any of their Subsidiaries to each other, or otherwise in writing delivered to Agent in accordance with this Agreement, (b) matters that, individually or in the aggregate, are reasonably expected not to have a Material Adverse Affect, and (c) liabilities, obligations, commitments and losses incurred after January 31, 2002, in the ordinary course of business and consistent with past practices.

         Section 6.14. Regulations. No Credit Party is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loan (or any conversion thereof) or Letter of Credit nor the use of the proceeds of any Loan or Letter of Credit will violate, or be inconsistent with, the provisions of Regulation U or X or any other Regulation of such Board of Governors.

         Section 6.15. Material Agreements. Except as disclosed on Schedule 6.15 hereto, as of the Closing Date, no Company is a party to any (a) debt instrument, (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder, (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it, (d) contract, commitment, agreement, or other arrangement with any of its "Affiliates" (as such term is defined in the Securities Exchange Act of 1934, as amended), (e) management or employment contract or contract for personal services with any of its Affiliates that is not otherwise terminable at will or on less than ninety (90) days' notice without liability, (f) collective bargaining agreement, or (g) other contract, agreement, understanding, or arrangement that, in the case of each of subsections (a) through (g) above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.

         Section 6.16. Intellectual Property. Except as set forth on Schedule
6.16 hereto, each Company owns, possesses, or has the right to use all of the patents, patent applications, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the conduct of its business without any known conflict with the rights of others, except in the case in which such conflict would not have a Material Adverse Effect.

         Section 6.17. Insurance. Except as set forth on Schedule 6.17 hereto, each Company maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with Persons engaged in the same businesses as such Company.

         Section 6.18. Accurate and Complete Statements. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading in any material respect, in light of the circumstances in which it was provided. After due inquiry by TCC, there is no known fact that any Company has not disclosed to Agent and the Lenders that has or would have a Material Adverse Effect.

         Section 6.19. Location. As of the Closing Date, the Companies have material places of business or maintain their inventory or equipment, to the extent the value thereof exceeds One

Million Dollars ($1,000,000), at the locations set forth on Schedule 6.19 hereto. As of the Closing Date, the chief executive office of each Company and domicile (within the meaning of the Civil Code of Quebec) of each Canadian Credit Party is set forth on Schedule 6.19 and the offices where each Company keeps its material records concerning its Accounts are set forth on Schedule 6.19.

         Section 6.20. Defaults. No Default or Event of Default exists hereunder.

                         ARTICLE VII. EVENTS OF DEFAULT

         Each of the following shall constitute an Event of Default hereunder:

         Section 7.1. Payments. If (a) the interest on any Note or any commitment or any other fee shall not be paid in full punctually when due and payable or within five Business Days thereafter, or in the case of indemnity obligations or expenses, five Business Days after notice, or (b) the principal of any Note shall not be paid in full punctually when due and payable.

         Section 7.2. Special Covenants. If any Credit Party shall fail or omit to perform and observe Sections 5.7, 5.8, 5.9, 5.11, 5.12, 5.13, 5.18 or 5.19
hereof.

         Section 7.3. Other Covenants. If any Credit Party shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Section 7.1 or 7.2 hereof) contained or referred to in this Agreement or any Loan Document that is on such Credit Party's part to be complied with, and that Default shall not have been fully corrected within thirty (30) days after the giving of written notice thereof to TCC by Agent or any Lender that the specified Default is to be remedied.

         Section 7.4. Representations and Warranties. If any written representation, warranty or statement made in or pursuant to this Agreement or any Loan Document or any other material information furnished by any Credit Party to the Lenders or any thereof or any other holder of any Note, shall be false or erroneous in any adverse material respect when made.

         Section 7.5. Cross Default. If any Credit Party shall default in the payment of principal or interest due and owing upon any such obligation for borrowed money in excess of the aggregate, for all such obligations for all such Credit Parties of Ten Million Dollars ($10,000,000) beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.

         Section 7.6. ERISA Default. The occurrence of one or more ERISA Events which (a) the Required Lenders determine could have a Material Adverse Effect or
(b) results in a Lien on any of the assets of TCC or any Domestic Guarantor of Payment.

         Section 7.7. Change in Control. If any Change in Control shall occur.

         Section 7.8. Money Judgment. A final judgment or order for the payment of money shall be rendered against any Credit Party by a court of competent jurisdiction, which remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of sixty (60) consecutive days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments, for all such Credit Parties, shall exceed Five Million Dollars ($5,000,000).

         Section 7.9. Material Adverse Change. There shall have occurred any condition or event that the Required Lenders determine has or is reasonably likely to have a Material Adverse Effect.

         Section 7.10. Validity of Loan Documents. (a) Any material provision, in the opinion of the Required Lenders, of any Loan Document shall at any time for any reason cease to be valid, binding and enforceable against any Credit Party; (b) the validity, binding effect or enforceability of any Loan Document against any Credit Party shall be contested by any Credit Party; (c) any Credit Party shall deny that it has any or further liability or obligation under any Loan Document to which it is a party; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Agent and the Lenders the benefits purported to be created thereby. In addition to any other material Loan Documents, this Agreement, each Note and each Guaranty of Payment shall be deemed to be "material".

         Section 7.11. Discontinue Business. If any Company with assets over One Million Dollars ($1,000,000) shall, except as permitted pursuant to Sections 5.5 or 5.12 hereof, discontinue business.

         Section 7.12. Solvency. If any Company with assets over One Million Dollars ($1,000,000) shall (a) generally not pay its debts as such debts become due, (b) make a general assignment for the benefit of creditors, (c) apply for or consent to the appointment of an interim receiver, a receiver, receiver and manager, an administrator, sequestrator, monitor, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets or of such Company, (d) be adjudicated a debtor or insolvent or have entered against it an order for relief under Title 11 of the United States Code, the Bankruptcy and Insolvency Act (Canada) or the Companies Creditors Arrangement Act (Canada) or under any other bankruptcy insolvency, liquidation, winding-up, corporate or similar statute or law, foreign, federal, state or provincial, in any applicable jurisdiction, now or hereafter existing, as any of the foregoing may be amended from time to time, or other applicable statute for jurisdictions outside of the United States, as the case may be, (e) file a voluntary petition in bankruptcy, or file a proposal or notice of intention to file a proposal or have an involuntary proceeding filed against it and the same shall continue undismissed for a period of sixty (60) days from commencement of such proceeding or case, or file a petition or an answer or an application or a proposal seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors, (f) suffer or permit or to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition or an application or a proposal seeking its reorganization or appoints an interim receiver, a receiver, receiver and manager, an administrator, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets or of such Company, (g) have an administrative receiver appointed over the whole or substantially the whole of its assets, (h) have assets, the value of which is less than its liabilities (taking into account prospective and contingent liabilities), or (i) have a moratorium declared in respect of any of its Indebtedness, or any analogous procedure or step is taken in any jurisdiction.

                       ARTICLE VIII. REMEDIES UPON DEFAULT

         Notwithstanding any contrary provision or inference herein or elsewhere,

         Section 8.1. Optional Defaults. If any Event of Default referred to in
Section 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10 or 7.11 hereof shall occur, Agent may, with the consent of the Required Lenders, and shall, at the request of the Required Lenders, give written notice to Borrowers, to:

         (a) terminate the Commitment hereby established, if not previously terminated, and, immediately upon such election, the obligations of the Lenders, and each thereof, to make any further Loan and the obligation of the Fronting Lender to issue any Letter of Credit immediately shall be terminated, and/or

         (b) accelerate the maturity of all of the Debt (if the Debt is not already due and payable), whereupon all of the Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by each Borrower.

         Section 8.2. Automatic Defaults. If any Event of Default referred to in
Section 7.12 hereof shall occur:

         (a) all of the Commitment shall automatically and immediately terminate, if not previously terminated, and no Lender thereafter shall be under any obligation to grant any further Loan, nor shall the Fronting Lender be obligated to issue any Letter of Credit, and

         (b) the principal of and interest then outstanding on all of the Notes, and all of the other Debt, shall thereupon become and thereafter be immediately due and payable in full (if the Debt is not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by each Borrower.

         Section 8.3. Letters of Credit. If the maturity of the Notes is accelerated pursuant to Sections 8.1 or 8.2 hereof, TCC shall immediately deposit with Agent, as security for the obligations of TCC (and any Domestic Guarantor of Payment) to reimburse the Fronting Lender and the Lenders for any then outstanding Letters of Credit, cash equal to the sum of the aggregate undrawn balance of any then outstanding Letters of Credit. Agent and the Lenders are hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Lender to or for the credit or account of TCC (or any Domestic Guarantor of Payment), as security for the obligations of TCC (and any Domestic Guarantor of Payment) to reimburse Agent and the Lenders for any then outstanding Letters of Credit.

         Section 8.4. Offsets. If there shall occur or exist any Event of Default referred to in Section 7.12 hereof or if the maturity of the Notes is accelerated pursuant to Section 8.1 or 8.2 hereof, each Lender shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by TCC to that Lender (including, without limitation, any participation purchased or to be purchased pursuant to
Section 2.2(b), 2.2(c) or 8.5 hereof), whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by that Lender to or for the credit or account of TCC (or any Domestic Guarantor of Payment), all without notice to or demand upon TCC or any other Person, all such notices and demands being hereby expressly waived by TCC.

         Section 8.5. Equalization Provision.

         (a) Equalization Prior to an Equalization Event. Each Lender agrees with the other Lenders that if it, at any time, shall obtain any Advantage over the other Lenders or any thereof in respect of the Applicable Debt (except as to (i) Swing Loans, (ii) any Special Foreign Commitment, and (iii) amounts under
Article III hereof), such Lender shall purchase from the other Lenders, for cash and at par, such additional participation in the Applicable Debt as shall be necessary to nullify the Advantage.

         (b) Equalization After an Equalization Event. After the occurrence of an Equalization Event, each Lender agrees with the other Lenders that if such Lender, at any time, shall obtain any Advantage over the other Lenders or any thereof in respect of the Debt (including Swing Loans and any Special Foreign Commitment, but excluding amounts under Article III hereof) then outstanding (as calculated, with respect to any amounts outstanding in an Alternate Currency, using the Dollar Equivalent in effect on the Equalization Date, as hereinafter defined), such Lender shall purchase from the other Lenders, for cash and at par, such additional participation in the Debt as shall be necessary to nullify the Advantage. For purposes of determining whether or not, after the occurrence of an Equalization Event, an Advantage shall exist, Agent shall, as of the date that the Equalization Event occurs (the "Equalization Date"):

                  (i) add the Dollar Equivalents of the Revolving Credit Exposure and the Term Loan Exposure to determine the equalization maximum amount (the "Equalization Maximum Amount"); and

                  (ii) determine an equalization percentage (the "Equalization Percentage") for each Lender by dividing the aggregate amount of its Lender Credit Exposure by the Equalization Maximum Amount.

         (c) Recovery of Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from Lender receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless such Lender receiving the Advantage shall be required to pay interest on the Advantage to the Person recovering the Advantage from such Lender) ratably to the extent of the recovery.

         (d) Application and Sharing of Set-Off Amounts. Each Lender further agrees with the other Lenders that if it at any time shall receive any payment for or on behalf of a Credit Party on any Indebtedness owing by such Credit Party to such Lender by reason of offset of any deposit or other Indebtedness, it shall apply such payment first to any and all Indebtedness owing by such Credit Party to such Lender pursuant to this Agreement (including, without limitation, any participation purchased or to be purchased pursuant to this Section or any other Section of this Agreement). Each Credit Party agrees that any Lender so purchasing a participation from the other Lenders, or any thereof, pursuant to this Section may exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

                          ARTICLE IX. THE AGENT

         The Lenders authorize KeyBank National Association and KeyBank National Association hereby agrees to act as agent for the Lenders in respect of this Agreement and the other Loan Documents upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

         Section 9.1. Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither Agent nor any of its affiliates, directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

         Section 9.2. Note Holders. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to Agent, to the extent the assignment is permitted and accomplished in accordance with Section 10.10 hereof.

         Section 9.3. Consultation With Counsel. Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.

         Section 9.4. Documents. Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Documents or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

         Section 9.5. Agent and Affiliates. With respect to the Loans, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not Agent, and Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or any affiliate thereof.

         Section 9.6. Knowledge of Default. It is expressly understood and agreed that Agent shall be entitled to assume that no Default or Event of Default has occurred, unless Agent has been notified by a Lender in writing that such Lender believes that a Default or Event of Default has occurred and is continuing and specifying the nature thereof, or has been notified in writing by a Borrower pursuant to Section 5.14 hereof.

         Section 9.7. Action by Agent. Subject to the other terms and conditions hereof, so long as Agent shall be entitled, pursuant to Section 9.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the premises.

         Section 9.8. Notices; Default. In the event that Agent shall have acquired actual knowledge of any Default or Event of Default, Agent shall promptly notify the Lenders and shall take such action and assert such rights under this Agreement as the Required Lenders shall direct and Agent shall inform the other Lenders in writing of the action taken. Subject to the other terms and conditions hereof, Agent may take such action and assert such rights as it shall deem to be advisable, in its discretion, for the protection of the interests of the holders of the Notes.

         Section 9.9. Indemnification of Agent. The Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers) ratably, according to their respective Applicable Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent, in its capacity as agent, in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by Agent with respect to this Agreement or any Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements resulting from Agent's gross negligence, willful misconduct or from any action taken or omitted by Agent in any capacity other than as agent under this Agreement.

         Section 9.10. Successor Agent. Agent may resign as agent hereunder by giving not fewer than thirty (30) days prior written notice to Borrowers and the Lenders. If Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders (with the consent of TCC so long as an Event of Default shall not have occurred and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to the Lenders of its resignation, then Agent shall appoint a successor agent that shall serve as agent until such time as the Required Lenders shall appoint a successor agent. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent and the term "Agent" shall mean such successor effective upon its appointment, and the former agent's rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.

         Section 9.11. Other Agents. Neither the Syndication Agent nor any Documentation Agent shall have any duties or responsibilities hereunder in their respective agency capacities.

         Section 9.12. Collateral Agent.

         (a) General Authorization. The Lenders hereby authorize Collateral Agent (and such other collateral agents or collateral trustees as Agent may determine is necessary or advisable with respect to holding collateral for the benefit of the Lenders or, with respect to any Special Foreign Commitment, the appropriate Special Foreign Lender) to act as collateral agent hereunder. The Lenders hereby authorize Collateral Agent, upon the sale, lease, transfer or other disposition of any assets in accordance with the provisions set forth in
Section 5.12, to execute and deliver, at the request and expense of TCC, all necessary and proper instruments to release any Liens created by the Loan Documents with respect to such assets.

         (b) Authority with Respect to Canada. For the purposes of holding any security granted by any Borrower or any other Credit Party under the laws of the Province of Quebec, Collateral Agent is hereby appointed to act as the person holding an irrevocable power of attorney (fonde de pouvoir) pursuant to article 2692 of the Civil Code of Quebec to act on behalf of Agent and all present and future Canadian Lenders. By executing an Assignment Agreement, each future Canadian Lender shall be deemed to ratify the power of attorney granted to Collateral Agent hereunder. Each Canadian Lender, Agent, each Borrower and each other Credit Party agrees that, notwithstanding Section 32 of the Act respecting the Special Powers of Legal Persons (Quebec), Collateral Agent may, as the person holding the power of attorney of Canadian Lenders, acquire any debentures or other titles of indebtedness secured by any hypothec granted by any Borrower or other Credit Party to Collateral Agent, pursuant to the laws of the Province of Quebec.

                            ARTICLE X. MISCELLANEOUS

         Section 10.1. The Lenders' Independent Investigation. Each Lender, by its signature to this Agreement, acknowledges and agrees that Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent and such Lender. Each Lender represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Lenders hereunder), whether coming into its possession before the granting of the first Loans hereunder or at any time or times thereafter.

         Section 10.2. No Waiver; Cumulative Remedies. No omission or course of dealing on the part of Agent, any Lender or the holder of any Note in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

         Section 10.3. Amendments, Consents. Except as otherwise expressly provided herein, no amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Anything herein to the contrary notwithstanding, unanimous consent of the Lenders shall be required with respect to (a) any increase in the Commitment hereunder, (b) the extension of maturity of the Notes, the payment date of interest or principal thereunder, or the payment of commitment or other fees or amounts payable hereunder (including, without limitation, any change in the method used to compute such interest or fees), (c) any reduction in the rate of interest on the Notes, or in any amount of principal or interest due on any Note, or the payment of commitment or other fees hereunder or any change in the manner of pro rata application of any payments made by Borrowers to the Lenders hereunder, (d) any change in any percentage voting requirement, voting rights, or the Required Lenders definition in this Agreement, (e) the release of any Guarantor of Payment with assets in excess of One Million Dollars ($1,000,000) or, in addition to any release of collateral contemplated in Section 5.12 hereof, any release of collateral in excess of the aggregate of One Million Dollars ($1,000,000) during each calendar year (Agent is authorized by the Lenders to execute appropriate release documents in connection with the foregoing), or (f) any amendment to this
Section 10.3 or 8.5 hereof. Notice of amendments or consents ratified by the Lenders hereunder shall immediately be forwarded by TCC to all the Lenders. Each Lender or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section, regardless of its failure to agree thereto.

         Section 10.4. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to a Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement (including, with respect to legal notices, a courtesy notice to Dena Bloom, Esq., mailed or delivered to her, addressed to her at Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, CA 90071, provided that a failure to give such courtesy notice shall have no legal effect hereunder), if to Agent, mailed or delivered to Agent, addressed to Agent at the address of Agent specified on the signature pages of this Agreement, or if to any Lender, mailed or delivered to it, addressed to the address of such Lender specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt (if received during a Business Day, otherwise the following Business Day), except that notices pursuant to any of the provisions hereof shall not be effective until received.

         Section 10.5. Costs, Expenses and Taxes. TCC agrees to pay the following costs and expenses of Agent: (a) syndication, administration, travel and out-of-pocket expenses, including, but not limited to, attorneys' fees and expenses, of Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, (c) the fees and out-of-pocket expenses of special counsel for Agent, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto, and (d) Related Expenses. Such amounts incurred after the Closing Date shall be payable within thirty (30) days of TCC's receipt of an invoice therefor. TCC also agrees to pay on demand all costs and expenses of Agent and the Lenders, including reasonable attorneys' fees and expenses, in connection with (i) any restructuring after the occurrence of an Event of Default, (ii) any amendment after the occurrence of an Event of Default or (iii) enforcement of the Debt, this Agreement or any Related Writing. In addition, TCC and any other appropriate Borrower shall pay any and all stamp and other taxes and governmental fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

         Section 10.6. Indemnification. TCC, and each Foreign Borrower to the extent relating to the Loans and other credit extensions to such Foreign Borrower, agrees to defend, indemnify and hold harmless Agent and the Lenders (and their respective affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent or any Lender in connection with any investigative, administrative or judicial proceeding (whether or not such Lender or Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Debt, or any activities of any Company or any Affiliate of such Company; provided that no Lender nor Agent shall have the right to be indemnified under this Section for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction and no Lender (other than Agent) shall have the right to be indemnified for attorney fees and expenses incurred in connection with the negotiation, closing, amending or restructuring of the Loan Documents except as set forth in Section
10.5 hereof. All obligations provided for in this Section 10.6 shall survive any termination of this Agreement.

         Section 10.7. Obligations Several; No Fiduciary Obligations. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Lenders pursuant hereto shall be deemed to constitute the Lenders as a partnership, association, joint venture or other entity. No default by any Lender hereunder shall excuse the other Lenders from any obligation under this Agreement; but no Lender shall have or acquire any additional obligation of any kind by reason of such default. The relationship among Borrowers and the Lenders with respect to the Loan Documents and the Related Writings is and shall be solely that of debtors and creditors, respectively, and neither Agent nor any Lender shall have any fiduciary obligation toward any Borrower with respect to any such documents or the transactions contemplated thereby.

         Section 10.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         Section 10.9. Binding Effect; Borrower's Assignment. This Agreement shall be binding upon and inure to the benefit of each Borrower, Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and the Lenders.

         Section 10.10. Lender Assignments.

         (a) Assignments of Commitments. Each Lender shall have the right, in accordance with the terms and conditions of this Section 10.10, at any time or times to assign to another Person (other than to a Lender that shall not be in compliance with this Agreement), without recourse, all or a percentage of all of the following: (i) such Lender's Commitment, (ii) all Loans made by such Lender,
(iii) such Lender's Notes, and (iv) such Lender's interest in any Letter of Credit and any participation purchased pursuant to Section 2.2 or 8.5 hereof.

         (b) Prior Consent. No assignment may be consummated pursuant to this
Section 10.10 without the prior written consent of TCC and Agent (other than an assignment by any Lender to another Lender or, so long as there shall be no adverse tax consequences with respect to the Credit Parties, an affiliate of such Lender) which consent of TCC and Agent shall not be unreasonably withheld; provided, however, that, TCC's consent shall not be required if, at the time of the proposed assignment, any Event of Default shall then exist. Anything herein to the contrary notwithstanding, any Lender may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Lender from its obligations hereunder.

         (c) Minimum Amount. Each assignment made pursuant to this Section 10.10 shall be, unless such assignment shall be to one or more other Lenders, in a minimum amount of the lesser of Five Million Dollars ($5,000,000) of the assignor's Commitment and interest herein or the entire amount of the assignor's Commitment and interest herein.

         (d) Assignment Fee. Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to Agent, for its own account, an administrative fee of Three Thousand Five Hundred Dollars ($3,500).

         (e) Assignment Agreement. Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall (i) cause the assignee to execute and deliver to TCC and Agent a fully executed Assignment Agreement, and (ii) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to Agent such additional amendments, assurances and other writings as Agent may reasonably require.

         (f) Non-U.S. Assignee. If the assignment is to be made to an assignee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Lender shall cause such assignee, at least five Business Days prior to the effective date of such assignment, (i) to represent to the assignor Lender (for the benefit of the assignor Lender, Agent and Borrowers) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrowers or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder, (ii) to furnish to the assignor (and, in the case of any assignee registered in the Register (as defined below), Agent and Borrowers) either (A) U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN or (B) United States Internal Revenue Service Form W-8 or W-9, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the assignor, Agent and Borrowers) to provide the assignor Lender (and, in the case of any assignee registered in the Register, Agent and Borrowers) a new Form W-8ECI or Form W-8BEN or Form W-8 or W-9, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption. Except as set forth in Section 2.13(b), a Special Foreign Lender may only assign its interest hereunder to another Special Foreign Lender organized under the laws of the same jurisdiction, unless otherwise agreed to by Agent and TCC.

         (g) Deliveries by Borrowers. Upon satisfaction of all applicable requirements specified in subparts (a) through (f) above, Borrowers shall execute and deliver to the assignee and the assignor, if applicable, an appropriate Note or Notes upon receipt of the Note or Notes held by or issued to the Assignor, marked "Replaced".

         (h) Effect of Assignment. Upon satisfaction of all applicable requirements specified in subparts (a) through (g) above, (i) the assignee shall become and thereafter be deemed to be a "Lender" for the purposes of this Agreement, (ii) the Assignor shall be released from its obligations hereunder to the extent that its interest has been assigned, (iii) in the event that the assignor's entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a "Lender" and (iv) the signature pages hereto and Schedule 1 hereto shall be automatically amended, without further action, to reflect the result of any such assignment.

         (i) Agent to Maintain Register. Agent shall maintain at the address for notices referred to in Section 10.4 hereof a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, Agent and the Lenders may treat each financial institution whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         Section 10.11. Participations. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell participations to one or more commercial banks or other Persons (each a "Participant") in all or a portion of its rights or obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Commitment and the Loans owing to it and the Note held by it); provided, that:

                  (i) any such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged,

                  (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

                  (iii) the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

                  (iv) such Participant shall be bound by the provisions of
         Section 8.5 hereof, and the Bank selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound, and

                  (v) no Participant (unless such Participant is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Lender may agree with such Participant that such Bank will not, without such Participant's consent, take action of the type described as follows:

                           (A) increase the portion of the participation amount
                  of any Participant over the amount thereof then in effect, or extend the Commitment Period, without the written consent of each Participant affected thereby; or

                           (B) reduce the principal amount of or extend the time
                  for any payment of principal of any Loan, or reduce the rate of interest or extend the time for payment of interest on any Loan, or reduce the commitment fee, without the written consent of each Participant affected thereby.

TCC agrees that any Lender that sells participations pursuant to this Section shall still be entitled to the benefits of Article III hereof, notwithstanding any such transfer; provided, however, that TCC's obligations shall not increase as a result of such transfer and TCC shall have no obligation to any Participant.

         Section 10.12. Severability of Provisions; Captions; Attachments. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

         Section 10.13. Confidentiality. Agent and each Lender shall hold all Confidential Information in accordance with the customary procedures of Agent or such Lender for handling confidential information of this nature, and in accordance with safe and sound banking practices. Notwithstanding the foregoing, Agent or any Lender may in any event make disclosures of, and furnish copies of Confidential Information (a) to another agent under this Agreement or another Lender; (b) when reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loans or Commitment or participation therein (which information shall be provided under a notice of confidentiality); (c) to the parent corporation or corporations of Agent or such Lender (or any affiliate of any of the foregoing), and to their respective auditors and attorneys, and any other advisors or consultants with a need to know; and (d) as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, provided, that, unless specifically prohibited by applicable law or court order, Agent or such Lender, as applicable, shall notify the Chief Financial Officer of TCC of any request by any Governmental Authority or representative thereof (other than any such request in connection with an examination of the financial condition of Agent or such Lender by such Governmental Authority), and of any other request pursuant to legal process, for disclosure of any such non-public information prior to disclosure of such Confidential Information. In no event shall Agent or any Lender be obligated or required to return any materials furnished by or on behalf of any Company. Borrowers hereby agree that the failure of Agent or any Lender to comply with the provisions of this Section 10.13 shall not relieve any Borrower of any of the obligations to Agent and the Lenders under this Agreement and the other Loan Documents.

         Section 10.14. Entire Agreement; No Conflict.

         (a) This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

         (b) It is the intent of the parties that the provisions of each of the Loan Documents be effective and that no conflict exist between this Agreement and any other Loan Document; however, if and to the extent there is, or is perceived to exist, a conflict between the provisions of this Agreement and such other Loan Document, the provisions of this Agreement shall control.

         Section 10.15. Governing Law; Submission to Jurisdiction.

         (a) Governing Law. This Agreement, each of the Notes and any Related Writing (except as otherwise set forth in any Loan Document executed by a Foreign Subsidiary) shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrowers and the Lenders shall be governed by Ohio law, without regard to principles of conflict of laws.

         (b) Submission to Jurisdiction. Each Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in Cleveland, Ohio over any action or proceeding arising out of or relating to this Agreement, the Debt or any Related Writing (except as otherwise set forth in any Loan Document executed by a Foreign Subsidiary) and each Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Each Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Each Borrower agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         Section 10.16. Legal Representation of Parties. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         Section 10.17. Judgment Currency. If Agent, on behalf of the Lenders, obtains a judgment or a judgments against any Borrower in an Alternate Currency, the obligations of such Borrower in respect of any sum adjudged to be due to Agent or the Lenders hereunder or under the Notes (the "Judgment Amount") shall be discharged only to the extent that, on the Business Day following receipt by Agent of the Judgment Amount in the Alternate Currency Agent, in accordance with normal banking procedures, purchases Dollars with the Judgment Amount in such Alternate Currency. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount which has accrued as a result of the failure of such Borrower to pay the sum originally due hereunder or under the Notes when it was originally due and owing to Agent or the Lenders hereunder or under the Notes) was originally due and owing to Agent or the Lenders hereunder or under the Notes (the "Original Due Date") (the "Loss"), such Borrower agrees as a separate obligation and notwithstanding any such judgment, to indemnify Agent or such Lender, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, Agent or such Lender agrees to remit such excess to such Borrower.

         Section 10.18. Currency Equivalent Generally. For the purposes of making valuations or computations under this Agreement (but not for the purposes of the preparation of any financial statements delivered pursuant hereto), unless expressly provided otherwise, where a reference is made to a dollar amount the amount is to be considered as the amount in Dollars and, therefor, each other currency shall be converted into the Dollar Equivalent.

                  [Remainder of page left intentionally blank]

         Section 10.19. JURY TRIAL WAIVER. EACH BORROWER, AGENT AND EACH LENDER WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

         IN WITNESS WHEREOF, the parties have executed and delivered this Credit Agreement in Cleveland, Ohio as of the date first set forth above.


Address: 6140 Stoneridge Mall Road, Suite 590              THE COOPER COMPANIES, INC.
         Pleasanton, CA  94588
         Attention: Carol R. Kaufman, Vice                 By:______________________________________
         President of Legal Affairs                           Stephen C. Whiteford, Vice President
         Telephone: (925) 460-3660
         Facsimile: (925) 460-3662


Address: Hamble Lane                                       ASPECT VISION CARE LIMITED
         Hamble
         Southampton                                       By:_______________________________________
         SO31 4NH                                          Name:_____________________________________
         Telephone: 011 44 2380 604 400                    Its:______________________________________
         Facsimile: 011 44 2380 604 590


Address: Mitre House                                       ASPECT VISION HOLDINGS LIMITED
         160 Aldersgate Street
         London EC1A 4DD                                   By:_______________________________________
         Telephone: 011 44 207 367 3000                    Name:_____________________________________
         Facsimile: 011 44 207 367 2000                    Its:______________________________________


Address: 1st Floor, Crawford Suite                         COOPERVISION INTERNATIONAL
         Ice Complex                                       HOLDING COMPANY, LP
         Cr harts Gap & Hastings
         Worthing PO                                       By:_______________________________________
         Barbados                                          Name:_____________________________________
         Telephone: 246-228-4926                           Its:______________________________________
         Facsimile: 246-228-4704

Address: 100 McPherson Street                              COOPERVISION CANADA CORP.
         Markham, Ontario, Canada
         Telephone: 905-475-8555                           By:_________________________________
         Facsimile: 905-475-5272                           Name:_______________________________
                                                           Its:________________________________


Address: Key Center                                        KEY BANK NATIONAL ASSOCIATION
         Mail Code OH-01-27-0500                           as Agent and as a Lender
         127 Public Square
         Cleveland, Ohio  44114-1306                       By:_________________________________
         Attention: Credit Administration -                   Albert G. White, III
         Large Middle Market                                  Senior Vice President
         c/o David C. Spence, Vice President
         Telephone: 216-689-1768
         Facsimile: 216-689-4555

Address: One HSBC Center                                   HSBC BANK USA
         Buffalo, New York  14203
         Attention: Stanley L. Peck                        By:_________________________________
         Telephone: 716-238-7235                              Stanley L. Peck, Vice President
         Facsimile: 716-238-7992

Address: 100 North Tryon Street, Floor 17                  BANK OF AMERICA, N.A.
         Charlotte, North Carolina  28255
         Attention: Craig Murlless                         By:_________________________________
         Telephone: 704-387-1296                              Craig Murlless, Vice President
         Facsimile: 704-388-6002

Address: 200 Pringle Avenue, Suite 260                     UNION BANK OF CALIFORNIA, N.A.
         Walnut Creek, California  94596
         Attention: Henry G. Montgomery                    By:_________________________________
         Telephone: 925-947-2429                              Henry G. Montgomery, Vice President
         Facsimile: 925-947-2424

Address: One East Avenue                                   FLEET NATIONAL BANK
         Rochester, New York  14638
         Attention: Vito Caraccio                          By__________________________________
         Telephone: 585-546-9446                             Vito Caraccio, Vice President
         Facsimile: 585-546-9278

Address: 111 West Monroe                                   HARRIS TRUST AND SAVINGS BANK
         Chicago, Illinois  60617
         Attention: David Fisher                          By:__________________________________
         Telephone: 312-461-2795                             David Fisher, Relationship Manager
         Facsimile: 312-293-5041

Address: 555 S.W. Oak Street, Suite 400                    U.S. BANK NATIONAL ASSOCIATION
         Portland, Oregon  97204
         Attention: Scott J. Bell                          By:___________________________________
         Telephone: 503-275-4809                              Scott J. Bell, Relationship Manager
         Facsimile: 503-275-5428

Address: 1200 Concord Avenue, Suite 225                    WELLS FARGO BANK, NATIONAL ASSOCIATION
         Concord, California  94520
         Attention: Bob Schutt                             By:___________________________________
         Telephone: 925-688-4831                              Bob Schutt, Vice President
         Facsimile: 925-682-7347

Address: 255 East Avenue                                   MANUFACTURERS AND TRADERS TRUST COMPANY
         Rochester, New York  14604
         Attention: David A. Halladay                      By:___________________________________
         Telephone: 585-258-8214                              David A. Halladay, Vice President
         Facsimile: 585-325-5105

Address: Belgrave House, Station Way, Crawley              THE ROYAL BANK OF SCOTLAND PLC
         West Sussex. RH10 1HU
         Attention: Andrew Clayton                         By:___________________________________
         Telephone: 01293 847401 (UK)                         Andrew Clayton, Associate Director
         Facsimile: 01293 847419 (UK)

Address: 4th Floor                                         BANK OF MONTREAL
         1 First Canadian Place
         Toronto, Ontario  M5X 1H3                         By:___________________________________
         Canada                                               Daniel P. Friedman, Vice President
         Attention: Daniel P. Friedman
         Telephone: 416-359-6828
         Facsimile: 416-359-7796